                                                                  LS Draft No. 1
                                                                        10/01/03


================================================================================





                        WELLS FARGO HOME MORTGAGE, INC.,

                                   as Servicer



                                       and



                           LEHMAN BROTHERS BANK, FSB,

                                    as Owner


                          _____________________________


                           FLOW SUBSERVICING AGREEMENT

                           Dated as of October 1, 2003

                             Group No. 2003-SUBFLOW


                          _____________________________



================================================================================



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                                TABLE OF CONTENTS

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                                                                                                          ----


                                    ARTICLE I.

                                   Definitions


                                   ARTICLE II.

      OWNER'S ENGAGEMENT OF SERVICER TO PERFORM SERVICING RESPONSIBILITIES

Section 2.01.  Contract for Servicing; Possession of Servicing Files.........................................9
Section 2.02.  Books and Records.............................................................................9
Section 2.03.  Custodial Agreement; Delivery of Documents...................................................10
Section 2.04.  Transfer of Servicing........................................................................10


                                  ARTICLE III.

                         Servicing of the Mortgage Loans

Section 3.01.  Servicer to Service..........................................................................11
Section 3.02.  Collection and Liquidation of Mortgage Loans.................................................12
Section 3.03.  Establishment of and Deposits to Custodial Account...........................................15
Section 3.04.  Permitted Withdrawals From Custodial Account.................................................16
Section 3.05.  Establishment of and Deposits to Escrow Account..............................................17
Section 3.06.  Permitted Withdrawals From Escrow Account....................................................18
Section 3.07.  Notification of Adjustments..................................................................19
Section 3.08.  Reserved.....................................................................................19
Section 3.09.  Payment of Taxes, Insurance and Other Charges................................................19
Section 3.10.  Protection of Accounts.......................................................................20
Section 3.11.  Maintenance of Hazard Insurance..............................................................20
Section 3.12.  Maintenance of Mortgage Impairment Insurance.................................................21
Section 3.13.  Maintenance of Fidelity Bond and Errors and Omissions Insurance..............................22
Section 3.14.  Inspections..................................................................................22
Section 3.15.  Restoration of Mortgaged Property............................................................23
Section 3.16.  Maintenance of PMI and/or LPMI Policy; Claims................................................23
Section 3.17.  Title, Management and Disposition of REO Property............................................25
Section 3.18.  Real Estate Owned Reports....................................................................26
Section 3.19.  Liquidation Reports..........................................................................26
Section 3.20.  Reports of Foreclosures and Abandonments of Mortgaged Property...............................27
Section 3.21.  Prepayment Charges...........................................................................27
Section 3.22.  Credit Reporting.............................................................................27
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
Section 3.23.  Confidentiality/Protecting Customer Information..............................................27
Section 3.24.  Superior Liens...............................................................................28


                                   ARTICLE IV.

                                PAYMENTS TO OWNER

Section 4.01.  Remittances..................................................................................28
Section 4.02.  Statements to Owner..........................................................................29
Section 4.03.  Monthly Advances by Servicer.................................................................29
Section 4.04.  Due Dates Other Than the First of the Month..................................................29


                                   ARTICLE V.

                          GENERAL SERVICING PROCEDURES

Section 5.01.  Transfers of Mortgaged Property..............................................................29
Section 5.02.  Satisfaction of Mortgages and Release of Mortgage Files......................................30
Section 5.03.  Servicing Compensation.......................................................................31
Section 5.04.  Annual Audit Report..........................................................................31
Section 5.05.  Annual Officer's Certificate.................................................................31
Section 5.06.  Right to Examine Servicer Records............................................................32


                                   ARTICLE VI.

                   Representations, Warranties and Agreements

Section 6.01.  Representations, Warranties and Agreements of the Servicer...................................32
Section 6.02.  Remedies for Breach of Representations and Warranties of the Servicer........................34
Section 6.03.  Representations, Warranties and Agreements of the Owner......................................35


                                  ARTICLE VII.

           AGENCY TRANSFER; WHOLE LOAN TRANSFER; PASS-THROUGH TRANSFER

Section 7.01.  Removal of Mortgage Loans from Inclusion Under this Agreement Upon an Agency
                 Transfer, a Pass-Through Transfer or a Whole Loan Transfer on One or More
                 Reconstitution Dates.......................................................................36
Section 7.02.  Transfer of Servicing for Reconstitution.....................................................40
Section 7.03.  Transfer of Servicing Following Reconstitution...............................................41
Section 7.04.  Owner's Repurchase and Indemnification Obligations...........................................41
Section 7.05.  Additional Indemnification by the Servicer...................................................42
Section 7.06.  Transfer Of Servicing........................................................................43
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
                                  ARTICLE VIII.

                                  THE SERVICER

Section 8.01.  Merger or Consolidation of the Servicer......................................................43
Section 8.02.  Limitation on Liability of the Servicer and Others...........................................44
Section 8.03.  Limitation on Resignation and Assignment by the Servicer.....................................44


                                   ARTICLE IX.

                                   TERMINATION

Section 9.01.  Termination for Cause........................................................................45
Section 9.02.  Termination Without Cause....................................................................47


                                   ARTICLE X.

                            MISCELLANEOUS PROVISIONS

Section 10.01. Successor to the Servicer....................................................................47
Section 10.02. Costs........................................................................................48
Section 10.03. Reserved.....................................................................................49
Section 10.04. Notices......................................................................................49
Section 10.05. Severability Clause..........................................................................49
Section 10.06. No Personal Solicitation.....................................................................50
Section 10.07. Counterparts.................................................................................50
Section 10.08. Place of Delivery and Governing Law..........................................................50
Section 10.09. Further Agreements...........................................................................51
Section 10.10. Intention of the Parties.....................................................................51
Section 10.11. Successors and Assigns; Assignment of Servicing Agreement....................................51
Section 10.12. Waivers......................................................................................51
Section 10.13. Exhibits.....................................................................................51
Section 10.14. General Interpretive Principles..............................................................51
Section 10.15. Reproduction of Documents....................................................................52


                                    EXHIBITS

EXHIBIT A             FORM OF SECURITIZATION SERVICING AGREEMENT
EXHIBIT B             CUSTODIAL ACCOUNT CERTIFICATION
EXHIBIT C             ESCROW ACCOUNT LETTER AGREEMENT
EXHIBIT D             FORM OF OFFICER'S CERTIFICATE
EXHIBIT E             FORM OF OPINION OF COUNSEL
EXHIBIT F             TRANSFER INSTRUCTIONS
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                                     -iii-

                  This is a Flow Subservicing Agreement (the "Agreement"), dated as of October 1, 2003, by and between LEHMAN BROTHERS BANK, FSB, having an office at 745 Seventh Avenue, 5th Floor, New York, New York 10019 (the "Owner") and Wells Fargo Home Mortgage, Inc. having an office at 1 Home Campus, Des Moines, Iowa 50328 ("Servicer").

                              W I T N E S S E T H:

                  WHEREAS, the Owner owns certain mortgage loans secured by mortgages or deeds of trust on residential real property (the "Mortgage Loans") and the servicing rights relating to such Mortgage Loans, and may from time to time originate or buy additional Mortgage Loans;


                  WHEREAS, the Owner desires to retain the Servicer to subservice and provide management and disposition services for the Mortgage Loans for the benefit of the Owner;


                  WHEREAS, the Owner and the Servicer desire to set forth the terms and conditions on which the Servicer will subservice and provide management and disposition services for the Mortgage Loans.


                  NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and reasonable consideration, the receipt and adequacy of which is hereby acknowledged, the Owner and Servicer hereby agree as follows:

                                   ARTICLE I.

                                  Definitions

                  The following terms are defined as follows:

                  Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

                  Acknowledgment Agreement: A subservicing acknowledgment agreement agreed to by the parties hereto that makes specific reference to this Agreement to be executed on or prior to each Transfer Date with respect to the subservicing of a pool of Mortgage Loans.

                  Agency Transfer: The sale or transfer by Owner of some or all of the Mortgage Loans to Fannie Mae under its Cash Purchase Program or its MBS Swap Program (Special Servicing Option) or to Freddie Mac under its Freddie Mac Cash Program or Gold PC Program, retaining the Servicer as "servicer" thereunder.

                  Agreement: This Flow Subservicing Agreement and all amendments hereof and supplements hereto.

                  Ancillary Income: All income derived from the Mortgage Loans, excluding Servicing Fees and Prepayment Charges attributable to the Mortgage Loans, including but not limited to interest received on funds deposited in the Custodial Account or any Escrow Account, late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges. The Servicer shall retain all Ancillary Income to the extent not required to be deposited into the Custodial Account.

                  Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the party indicated therein or if the related Mortgage has been recorded in the name of MERS or its designee, such actions as are necessary to cause the Owner or its designee to be shown as the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

                  Business Day: Any day other than (i) a Saturday or Sunday, or
(ii) a day on which banking and savings and loan institutions in the States of New York or Iowa are authorized or obligated by law or executive order to be closed.

                  Combined Loan-to-Value Ratio: As to any Mortgage Loan at any date of determination, the ratio (expressed as a percentage) of the principal balance of such Mortgage Loan at the date of determination, plus the principal balance of any Superior Lien based upon the most recent information available to the Servicer, to (a) in the case of a purchase, the lesser of the sales price of the Mortgaged Property and its appraised value at the time of sale, or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of such refinancing or modification.

                  Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan documents.

                  Custodial Account: The separate account or accounts created and maintained pursuant to Section 3.03.

                  Custodial Agreement: Any custodial agreement designated by the Owner and between the Owner and a Custodian.

                  Custodian: The custodian(s) appointed by the Owner from time to time to hold certain Mortgage Loan documents.

                  Deboarding Fee: With respect to each Mortgage Loan, an amount equal to: (a) $25 during the first year following the related Transfer Date, (b) $20 during the second year following the related Transfer Date, (c) $15 during the third year following the related Transfer Date and (d) $0, thereafter; provided, that, for the first two years following the related Transfer Date with respect to the first one percent (1%) of Mortgage Loans included in each package of Mortgage Loans transferred on the related Transfer Date, the Deboarding Fee with respect to each Distressed Mortgage Loan included in each package of Mortgage Loans transferred on the related Transfer Date shall be $15.

                  Determination Date: With respect to each Mortgage Loan that has not been removed from this Agreement as part of a Reconstitution, and with respect to each Mortgage Loan that has been removed from this Agreement as part of a Reconstitution and subsequently repurchased by the Owner pursuant to
Section 7.04 hereof and again becoming subject to this Agreement, the last day (or if such day is not a Business Day, the Business Day immediately preceding such day) of the related Due Period.

                  Distressed Mortgage Loan: As of any Determination Date, any Mortgage Loan that is delinquent in payment for a period of ninety (90) days or more, without giving effect to any grace period permitted by the related Mortgage Loan, or for which the Servicer has accepted a deed in lieu of foreclosure.

                  Due Date: The day of the calendar month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace. Pursuant to
Section 4.04, with respect to the Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the month, such Mortgage Loans will be treated as if the Monthly Payment is due on the first day of the immediately succeeding month.

                  Due Period: With respect to each Remittance Date, the calendar month immediately preceding the month of the Remittance Date.

                  Errors and Omissions Insurance: Errors and Omissions Insurance to be maintained by the Servicer in accordance with Section 3.13.

                  Escrow Account: The separate account or accounts operated and maintained pursuant to Section 3.05.

                  Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

                  Event of Default: Any event set forth in Section 9.01.

                  Fannie Mae: Fannie Mae, or any successor thereto.

                  Fannie Mae Guides: The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

                  FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

                  Fidelity Bond: A fidelity bond to be maintained by the Servicer in accordance with Section 3.13.

                  Fitch: Fitch Ratings Inc. or any successor in interest.

                  Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

                  Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property, including the proceeds of any hazard or flood insurance policy, LPMI Policy or PMI Policy.

                  Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related REO Property, if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

                  LPMI Loan: A Mortgage Loan with a LPMI Policy.

                  LPMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer pursuant to which the related premium is to be paid by the servicer of the related Mortgage Loan from payments of interest made by the Mortgagor in an amount as is set forth in the related Mortgage Loan Schedule.

                  Maximum Rate: With respect to any adjustable rate Mortgage Loan and any Due Period, the Maximum Interest Rate that may be charged the borrower under the related Mortgage Note.

                  MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

                  MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

                  MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

                  Monthly Advance: The portion of a Monthly Payment delinquent with respect to each Mortgage Loan at the close of business on the related Determination Date.

                  Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

                  Moody's: Moody's Investors Service, Inc. or any successor in interest.

                  Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

                  Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy to be maintained by the Servicer in accordance with Section 3.12.

                  Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note.

                  Mortgage Loan: An individual mortgage loan that is the subject of this Agreement and identified on the related Mortgage Loan Schedule, which may be a first lien Mortgage Loan or a subordinate lien Mortgage Loan and which Mortgage Loan includes without limitation the Mortgage Loan documents, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

                  Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Owner, which shall be equal to the Mortgage Interest Rate minus the applicable Servicing Fee, if any.

                  Mortgage Loan Schedule: A schedule of certain Mortgage Loans attached to each Acknowledgment Agreement setting forth information with respect to the related Mortgage Loans.

                  Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

                  Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

                  Mortgagor: The obligor on a Mortgage Note.

                  Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President, or a Vice President or an assistant Vice President and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, and delivered to the Owner as required by this Agreement.

                  Opinion of Counsel: A written opinion of counsel, who may be an employee of the Servicer, reasonably acceptable to the Owner.

                  Owner: Lehman Brothers Bank, FSB, or its successors in interest and assigns.

                  Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans to a trust to be formed as part of a publicly-issued and/or privately placed, rated or unrated, mortgage pass-through transaction, retaining the Servicer as "servicer" (with or without a master servicer) thereunder.

                  Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

                  PMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.

                  Prepayment Charge: With respect to any Mortgage Loan and Remittance Date, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan during the immediately preceding Principal Prepayment Period in accordance with the terms thereof.

                  Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal Northeast Edition.

                  Prepayment Interest Shortfall Amount: With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Due Period, the amount of interest (net of the related Servicing Fee for Principal Prepayments in full only) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

                  Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Charge or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

                  Principal Prepayment Period: With respect to any Remittance Date and any full or partial Principal Prepayment, the calendar month immediately preceding the month of such Remittance Date.

                  Prior Servicer: Any prior servicer (other than the Servicer) of any or all of the Mortgage Loans.

                  Qualified Depository: A federal or state chartered depository institution the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by Standard & Poor's Ratings Services or Prime-1 by Moody's Investors Service, Inc. (or a comparable rating if another rating agency is specified by the Owner by written notice to the Servicer) at the time any deposits are held on deposit therein.

                  Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

                  Rating Agency: Each of Fitch, Moody's and S&P or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable person, agreed upon and designated by the Owner.

                  Reconstitution: The actions required by Article VII in connection with an Agency Transfer, Pass-Through Transfer or Whole Loan Transfer.

                  Reconstitution Agreements: The agreement or agreements entered into by the Owner, the Servicer, Fannie Mae or Freddie Mac or certain third parties on the Reconstitution Date(s) with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer, a Pass-Through Transfer or an Agency Transfer as set forth in Section 7.01.

                  Reconstitution Date: The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of an Agency Transfer, a Pass-Through Transfer or a Whole Loan Transfer pursuant to Section 7.01 hereof.

                  Remittance Date: With respect to each Mortgage Loan that has not been removed from this Agreement as part of a Reconstitution, and with respect to each Mortgage Loan that has been removed from this Agreement as part of a Reconstitution and subsequently repurchased by the Owner pursuant to
Section 7.04 hereof and again becoming subject to this Agreement, the 5th Business Day of any month.

                  REO Disposition: The final sale by the Servicer of any REO Property.

                  REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 3.17.

                  REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Owner through foreclosure or by deed in lieu of foreclosure, as described in Section 3.17.

                  Servicer: Wells Fargo Home Mortgage, Inc. or its successor in interest or assigns or any successor to the Servicer under this Agreement as herein provided.

                  Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or administrative or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property, PMI Policy premiums and fire and hazard insurance coverage,
(e) in connection with the liquidation of a Mortgage Loan which has a Superior Lien, any expenditures relating to the purchase or maintenance of any Superior Lien pursuant to Section 3.24 hereof, (f) any losses sustained by the Servicer with respect to the liquidation of the Mortgaged Property and (g) compliance with the obligations pursuant to the provisions of the Fannie Mae Guides.

                  Servicing Fee: With respect to each Mortgage Loan that has not been removed from this Agreement as part of a Reconstitution, and with respect to each Mortgage Loan that has been removed from this Agreement as part of a Reconstitution and subsequently repurchased by the Owner pursuant to Section
7.04 hereof and again becoming subject to this Agreement, the monthly fee the Owner shall pay to the Servicer shall be equal to one-twelfth the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. The obligation of the Owner to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds to the extent permitted by Section 3.02 of this Agreement) of such Monthly Payment collected by the Servicer, or as otherwise provided under this Agreement.

                  Servicing Fee Rate: The amount set forth in the related Acknowledgment Agreement.

                  Servicing File: The items pertaining to a particular Mortgage Loan including, but not limited to, the computer files, data disks, books, records, data tapes, notes, and all additional documents generated as a result of or utilized in originating and/or servicing each Mortgage Loan, which are delivered to or generated by the Servicer and held in trust for the Owner by the Servicer.

                  Servicing Officer: Any officer of the Servicer involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Owner upon request, as such list may from time to time be amended.

                  S&P: Standard & Poor's Rating Services, A Division of The McGraw-Hill Companies, Inc. or any successor in interest.

                  Superior Lien: With respect to any Mortgage Loan, any other mortgage loan relating to the corresponding Mortgaged Property which creates a lien on the Mortgaged Property which is senior to the Mortgage Loan.

                  Transfer Date: The date or dates on which the servicing of a pool of Mortgage Loans is transferred from a Prior Servicer to the Servicer, as evidenced by an Acknowledgment Agreement, executed in accordance with Section 2.01.

                  Trigger Event: As defined in Section 7.01.

                  Whole Loan Transfer: The sale or transfer of some or all of the Mortgage Loans to a third party purchaser in a whole loan transaction pursuant to a seller's warranties and servicing agreement or a participation and servicing agreement, retaining the Servicer as "servicer" thereunder.

                                  ARTICLE II.
      OWNER'S ENGAGEMENT OF SERVICER TO PERFORM SERVICING RESPONSIBILITIES

                  Section 2.01. Contract for Servicing; Possession of Servicing Files.

                  Simultaneously with the execution and delivery of this Agreement, the Servicer shall execute and deliver to the Owner an Officer's Certificate in the form of Exhibit D hereto and an opinion of counsel in the form of Exhibit E hereto. From and after each Transfer Date, the Owner shall, by execution and delivery of the related Acknowledgment Agreement, contract with the Servicer as an independent contractor, subject to the terms of this Agreement, for the servicing of the Mortgage Loans listed on the Mortgage Loan Schedule annexed to such Acknowledgment Agreement.

                  The Servicer shall maintain a Servicing File with respect to each Mortgage Loan in order to service such Mortgage Loan pursuant to this Agreement and such Servicing File is and shall be held in trust by the Servicer for the benefit of the Owner as the owner thereof. The possession of each Servicing File by the Servicer is at the will of the Owner for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Servicer is in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Servicing File shall be vested in the Owner and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer shall immediately vest in the Owner and shall be retained and maintained, in trust, by the Servicer at the will of the Owner in such custodial capacity only. The portion of each Servicing File retained by the Servicer pursuant to this Agreement shall be appropriately marked to clearly reflect the ownership of the related Mortgage Loan by the Owner. The Servicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement.

                  Section 2.02. Books and Records.

                  Record title to each Mortgage and the related Mortgage Note shall remain in the name of (i) the Owner, (ii) the Servicer or (iii) in the name as the Owner shall designate. With respect to each Assignment of Mortgage, if so requested by the Owner in its sole discretion, the Servicer, at the Owner's expense, shall cause MERS(R) to designate on the MERS System the Owner or its designee as the beneficial holder with respect to such Mortgage Loan or shall prepare and record each Assignment of Mortgage, and track such Assignments of Mortgage to ensure they have been recorded. The Owner shall pay all pre-approved, reasonable and necessary fees associated with the preparation, recording and tracking of the initial assignment of the Mortgage Loans from the Owner to a third party. All rights arising out of the Mortgage Loans shall be vested in the Owner. All funds received on or in connection with a Mortgage Loan shall be received and held by the Servicer in trust for the benefit of the Owner as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

                  Section 2.03. Custodial Agreement; Delivery of Documents.

                  Pursuant to the Custodial Agreement, the Owner has or shall deliver and release to the Custodian the Mortgage Loan documents as required pursuant to the Custodial Agreement. The Custodian has certified its receipt of all such Mortgage Loan documents required to be delivered pursuant to the Custodial Agreement, as evidenced by the certification of the Custodian. The Owner shall be responsible for maintaining the Custodial Agreement and shall pay all fees and expenses of the Custodian, including reasonable fees and expenses due to the Servicer's requests of the Custodian in the normal course of Servicer's collection and foreclosure activities (including but not limited to follow up document deliveries of the Servicer, photocopies of documents made at the request of the Servicer and follow up document insertion fees). With respect to each Mortgage Loan that has not been removed from this Agreement as part of a Reconstitution, on the related Transfer Date, the Owner and the Servicer shall enter into an assignment and assumption agreement whereby the Owner shall assign to the Servicer, and the Servicer shall assume from the Owner, all of the Owner's rights and responsibilities as servicer of the Mortgage Loans arising under the applicable Custodial Agreement.

                  The Servicer shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 3.01 within one week of their execution, provided, however, that the Servicer shall provide the Custodian with a certified true copy of any such document submitted for recordation within one week of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 120 days of its submission for recordation.

                  Section 2.04. Transfer of Servicing.

                  On or prior to each Transfer Date with respect to a pool of Mortgage Loans, the Owner shall use commercially reasonable efforts to cause the Prior Servicer to take such steps as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the Mortgage Loans to the Servicer in accordance with the transfer instructions set forth in Exhibit F hereto, which instructions may be modified from time to time by mutual agreement of the Servicer and the Prior Servicer.

                  Within twenty (20) days of the related Transfer Date, Servicer shall provide Owner with an electronic file of the related Mortgage Loans which shall set forth whether each Mortgage Loan is or is not covered by a transferable life-of-loan real estate tax service contract. If Owner does not object to such electronic file within ten (10) days of receipt thereof, Servicer shall: (i) if a Mortgage Loan is not covered by a transferable life-of-loan real estate tax service contract, purchase such a tax service contract from a tax service provider reasonably acceptable to Owner and invoice Owner for the cost thereof of $71.00 for each such Mortgage Loan and (ii) if a Mortgage Loan is covered by a transferable life-of-loan real estate tax service contract, transfer such contract to Servicer without further cost to Owner therefor.

                  Within forty-five (45) days of the related Transfer Date, Servicer shall provide Owner with an electronic file of the related Mortgage Loans which shall set forth (i) whether each Mortgage Loan is or is not covered by a flood certification contract and (ii) if a Mortgage Loan is not covered by a flood certification contract, whether such Mortgage Loan is required by applicable law or investor requirements to be covered by a flood certification contract. If Owner does not object to such electronic file within ten (10) days of receipt thereof, Servicer shall: (i) if a Mortgage Loan is not covered by a flood certification contract and is required by applicable law or investor requirements to be covered by a flood certification contract, purchase such a flood certification contract from a flood certification contract provider reasonably acceptable to Owner and invoice Owner for the cost thereof and (ii) if a Mortgage Loan is covered by a flood certification contract, transfer such contract to Servicer without further cost to Owner therefor.

                                  ARTICLE III.

                         Servicing of the Mortgage Loans

                  Section 3.01. Servicer to Service.

                  The Servicer, as an independent contractor, shall service and administer the related Mortgage Loans from and after the related Transfer Date and shall have full power and authority, acting alone or through the utilization of a third party service provider, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices. The Servicer shall service the Mortgage Loans in accordance with the guidelines of the applicable agency guides and shall comply with the rules and regulations of the applicable agency. The Servicer shall be responsible for any and all acts of a third party service provider and the Servicer's utilization of such third party service provider shall in no way relieve the liability of the Servicer under this Agreement.

                  Consistent with the terms of this Agreement, prior to a Mortgage Loan becoming subject to a Reconstitution Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Owner, provided, however, that unless the Servicer has obtained the prior written consent of the Owner or its designee, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Owner, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Servicer, the Owner shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

                  The Servicer is authorized, without the prior approval of the Owner, to consent to the refinancing of any Superior Lien on Mortgaged Property, provided that (i) the resulting Combined Loan-to-Value Ratio of such Mortgage Loan is no higher than the Combined Loan-to-Value Ratio prior to such refinancing; (ii) the interest rate, or in the case of any Superior Lien which is an adjustable rate Mortgage Loan, the applicable Maximum Rate which can be charged under the related Mortgage Note is no more than 2.00% higher than the interest rate or the Maximum Rate, as the case may be, on the Mortgage Loan evidencing the existing Superior Lien immediately prior to the date of such refinancing; (iii) the Mortgage Loan evidencing the Superior Lien is not subject to negative amortization and (iv) the Monthly Payment on the Mortgage Loan evidencing the existing Superior Lien has not increased since the Due Date immediately prior to the date of such refinancing.

                  In servicing and administering the Mortgage Loans, the Servicer shall employ procedures (including collection procedures) and exercise the same care that it would employ and exercise in servicing and administering similar mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement and the Owner's reliance on the Servicer. If reasonably required by the Servicer, the Owner shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

                  Section 3.02. Collection and Liquidation of Mortgage Loans.

                  Continuously from the related Transfer Date until the date each Mortgage Loan ceases to be subject to this Agreement, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

                  The Servicer shall use its best efforts, consistent with the procedures that the Servicer would use in servicing similar mortgage loans for its own account, to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Properties as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.01. The Servicer shall use its best efforts to realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Owner, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Owner after reimbursement to itself for such expenses, and

(ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property. In the event that any payment due under any Mortgage Loan and not postponed pursuant to
Section 3.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as (1) the Servicer would take for other institutional investors under similar circumstances with respect to a similar mortgage loan, (2) shall be consistent with Accepted Servicing Practices, (3) the Servicer shall determine prudently to be in the best interest of the Owner, and (4) is consistent with any related PMI Policy or LPMI Policy. In the event that any payment due under any Mortgage Loan is not postponed pursuant to
Section 3.01 and remains delinquent for a period of 90 days or any other default continues for a period of 90 days beyond the expiration of any grace or cure period, the Servicer shall commence foreclosure proceedings, the Servicer shall notify the Owner or its designee in writing of the Servicer's intention to do so, and the Servicer shall not commence foreclosure proceedings if the Owner or its designee objects to such action within three (3) Business Days of receiving such notice. In such connection, the Servicer shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Owner after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to
Section 3.04) or through Insurance Proceeds (respecting which it shall have similar priority).

                  Notwithstanding anything to the contrary contained in this Agreement, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Owner or its designee otherwise requests, an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector shall be arranged by the Servicer. The cost for such inspection or review shall be deemed a Servicing Advance. Upon completion of the inspection, the Servicer shall provide the Owner or its designee with a written report of such environmental inspection. After reviewing the environmental inspection report, the Owner shall determine how the Servicer shall proceed with respect to the Mortgaged Property. In the event that the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure. In the event that the environmental inspection report is inconclusive as to the whether or not the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not, without the written direction from the Owner or its designee, proceed with foreclosure or acceptance of a deed in lieu of foreclosure. In the event the Servicer proceeds with foreclosure or acceptance of a deed in lieu of foreclosure in accordance with this paragraph, the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the Custodial

Account pursuant to Section 3.04 hereof. In the event the Owner directs the Servicer not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 3.04 hereof.

                   Notwithstanding the generality of the preceding paragraphs, the Servicer shall take the following steps at approximately the time intervals indicated below with respect to each Mortgagor for which there is a delinquency until such time as such Mortgagor is current with all payments due under the Mortgage Loan:

                  (a) Seven (7) to Ten (10) calendar days prior to the first Due
Date: The Servicer shall place a welcome call to the Mortgagor;

                  (b) Seven (7) to Fifteen (15) calendar days following the Due
Date: The Servicer shall initiate a telephone call to each Mortgagor who is delinquent with their Monthly Payment informing them of the delinquency. The Servicer shall also mail each Mortgagor who is delinquent with their Monthly Payment a notice reminding the Mortgagor of such delinquency on the sixteenth
(16th) Business Day following the Due Date;

                  (c) Fifteen (15) calendar days following the Due Date: The Servicer shall make a second telephone call to each Mortgagor regarding the delinquency and on and after the expiration of the grace period shall make a telephone call to each Mortgagor regarding the delinquency as may be deemed appropriate by the Servicer but in no event less than twice per week until contact or until cure arrangements are made;

                  (d) For each Mortgage Loan for which there is a broken promise to pay, the Servicer will call the related Mortgagor within 48 hours. For each Mortgage loan for which a payment with non-sufficient funds is made, the Servicer shall use its best efforts to call the related Mortgagor within three calendar days, but in any event shall call the related Mortgagor within one week;

                  (e) Forty-five (45) calendar days following the Due Date, the Servicer shall cause a drive-by inspection to be conducted on each Mortgaged Property in accordance with Accepted Servicing Practices;

                  (f) Not later than sixty-two (62) calendar days following the Due Date: The Servicer shall send to each Mortgagor by certified mail and by regular mail a NOI.

                  (g) Seventy-five (75) calendar days following the Due Date:
The Servicer shall send a loss mitigation solicitation letter to the Mortgagor;

                  (h) Ninety (90) calendar days following the Due Date: The Servicer shall refer the Mortgage Loan for foreclosure if no payment arrangements are in place and loss mitigation offers are exhausted;

                  (i) Within ten (10) Business Days of referral to foreclosure with respect to each first lien Mortgage Loan: The Servicer shall order a property evaluation in the form of a BPO. By the 60th day of delinquency with respect to each subordinate lien Mortgage Loan: The Servicer shall order a property evaluation in the form of a BPO. The Servicer shall not order a BPO with respect to any Mortgage Loan for which the Mortgagor has made a promise to pay or entered a repayment plan.

                  (j) Once foreclosure is recommended and approved, the loan will be referred to an attorney within 72 hours;

                  (k) The Servicer shall place loss mitigation calls on all foreclosure accounts no less than once a month; and

                  (l) On or about the one hundred twentieth calendar day after the Due Date: The Servicer shall choose to commence foreclosure proceedings on the related Mortgage Loan or charge off the Mortgage Loan and explore other means of recovering the delinquent amount.

                  Section 3.03. Establishment of and Deposits to Custodial Account.

                  The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled "Wells Fargo Home Mortgage, Inc. in trust for Lehman Brothers Bank, FSB, owner of Residential Mortgage Loans, Group No. 2003-Subflow". The Custodial Account shall be established with a Qualified Depository. Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 3.04. The creation of any Custodial Account shall be evidenced by a certification in the form of Exhibit B hereto. A copy of such certification shall be furnished to the Owner and, upon request, to any subsequent owner of the Mortgage Loans.

                  The Servicer shall deposit in the Custodial Account within one
(1) Business Day of the Servicer's receipt, and retain therein, the following collections received by the Servicer and payments made by the Servicer after each Transfer Date:

                       (i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments and all Prepayment Charges;

                       (ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

                       (iii) all Liquidation Proceeds;

                       (iv) all Insurance Proceeds including amounts required to be deposited pursuant to Section 3.11 (other than proceeds to be held in the Escrow Account and applied to the restoration and repair of the Mortgaged Property or released to the Mortgagor in accordance with the related Mortgage Loan documents and Accepted Servicing Practices);

                       (v) all Condemnation Proceeds that are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the related Mortgage Loan documents and Accepted Servicing Practices;

                       (vi) any other amount required to be deposited in the Custodial Account pursuant to this Agreement;

                       (vii) any amounts received from the seller of a Mortgage Loan or any other person giving representations and warranties with respect to the Mortgage Loan, in connection with the repurchase of any Mortgage Loan;

                       (viii) any amounts required to be deposited by the Servicer pursuant to Section 3.11 in connection with the deductible clause in any blanket hazard insurance policy;

                       (ix) any amounts received with respect to or related to any REO Property or REO Disposition Proceeds;

                       (x) any amounts required to be deposited by the Servicer pursuant to Section 3.16 in connection with any unpaid claims that are a result of a breach by the Servicer or any subservicer of the obligations hereunder or under the terms of a PMI Policy; and

                       (xi) any amounts received by the Servicer under a PMI or LPMI Policy.

                  The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of Servicing Fees or Ancillary Income need not be deposited by the Servicer into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 3.04. Additionally, any other benefit derived from the Custodial Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage insurance, etc. shall accrue to the Servicer.

                  Section 3.04. Permitted Withdrawals From Custodial Account.

                  The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

                       (i) to make payments to the Owner in the amounts and in the manner provided for in Section 4.01;

                       (ii) in the event the Servicer has elected not to retain the Servicing Fee out of any Mortgagor payments on account of interest or other recovery of interest with respect to a particular Mortgage Loan (including late collections of interest on such Mortgage Loan, or interest portions of Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds) prior to the deposit of such Mortgagor payment or recovery in the Custodial Account, to pay to itself the related Servicing Fee from all such Mortgagor payments on account of interest or other such recovery for interest with respect to that Mortgage Loan;

                       (iii) to reimburse itself for unreimbursed Servicing Advances and unpaid Servicing Fees, the Servicer's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and other amounts received in respect of the related REO Property, and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of the Owner;

                       (iv) to reimburse itself for remaining unreimbursed Servicing Advances and unpaid Servicing Fees with respect to any defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover on behalf of the Owner from or on account of such Mortgage Loan have been recovered;

                       (v) to pay itself interest on funds deposited in the Custodial Account;

                       (vi) to transfer funds to another Qualified Depository in accordance with Section 3.11 hereof;

                       (vii) to withdraw funds deposited in error; and

                       (viii) to clear and terminate the Custodial Account upon the termination of this Agreement.

                  Section 3.05. Establishment of and Deposits to Escrow Account.

                  The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, "Wells Fargo Home Mortgage, Inc. in trust for Lehman Brothers Bank, FSB, owner of Residential Mortgage Loans, Group No. 2003-Subflow, and various Mortgagors". The Escrow Accounts shall be established with a Qualified Depository. Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section 3.06. The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit C hereto. A copy of such certification shall be furnished to the Owner and, upon request, to any subsequent owner of the Mortgage Loans.

                  The Servicer shall deposit in the Escrow Account or Accounts within one (1) Business Day of the Servicer's receipt, and retain therein:

                       (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

                       (ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

                  The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 3.06. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

                  Section 3.06. Permitted Withdrawals From Escrow Account.

                  Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

                       (i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

                       (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

                       (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

                       (iv) to the extent permitted by applicable law, for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

                       (v) for application to restoration or repair of the Mortgaged Property in accordance with Section 3.15;

                       (vi) to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

                       (vii) to withdraw funds deposited in error; and

                       (viii) to clear and terminate the Escrow Account on the termination of this Agreement.

                  The Servicer will be responsible for the administration of the Escrow Accounts and will be obligated to make Servicing Advances to the Escrow Account in respect of its obligations under this Section 3.06, reimbursable from the Escrow Accounts or Custodial Account to the extent not collected from the related Mortgagor.

                  Section 3.07. Notification of Adjustments.

                  With respect to each adjustable rate Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related interest rate adjustment date and shall adjust the Monthly Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and Monthly Payment adjustments. The Servicer shall promptly, upon written request therefor, deliver to the Owner such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer or the receipt of notice from the Owner that the Servicer has failed to adjust a Mortgage Interest Rate or Monthly Payment in accordance with the terms of the related Mortgage Note, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Owner thereby.

                  Section 3.08. Reserved.

                  Section 3.09. Payment of Taxes, Insurance and Other Charges.

                  (a) With respect to each Mortgage Loan which provides for Escrow Payments, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) ("Property Charges") and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments, and such payments

                  (b) To the extent that a Mortgage Loan does not provide for Escrow Payments, the Servicer shall make advances from its own funds to effect payment of all Property Charges upon receipt of notice of any failure to pay on the part of the Mortgagor, or at such other time as the Servicer determines to be in the best interest of the Owner, provided, that in any event the Servicer shall pay such charges on or before the earlier of (a) any date by which payment is necessary to preserve the lien status of the Mortgage or (b) the date which is ninety days after the date on which such charges first became due. The Servicer shall pay any late fee or penalty which is payable due to any delay in payment of any Property Charge after the earlier to occur of (a) the date on which the Servicer receives notice of the failure of the Mortgagor to pay such Property Charge or (b) the date which is ninety days after the date on which such charges first became due.

                  Section 3.10. Protection of Accounts.

                  The Servicer may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time and shall notify the Owner of each transfer.

                  The Servicer shall bear any expenses, losses or damages sustained by the Owner if the Custodial Account and/or the Escrow Account are not demand deposit accounts.

                  Section 3.11. Maintenance of Hazard Insurance.

                  The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer acceptable under Fannie Mae or Freddie Mac guidelines against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the replacement value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

                  If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier acceptable to Fannie Mae or Freddie Mac in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Servicer determines in accordance with applicable law and pursuant to the Fannie Mae Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Servicer shall immediately force place the required flood insurance on the Mortgagor's behalf.

                  If a Mortgage Loan is secured by a unit in a condominium project, the Servicer shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae or Freddie Mac requirements.

                  In the event that the Owner or the Servicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Servicer shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor's attention the desirability of protection of the Mortgaged Property.

                  All policies required hereunder shall name the Servicer as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

                  The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are acceptable to Fannie Mae or Freddie Mac and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Servicer shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

                  Pursuant to Section 3.04, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Servicer's normal servicing procedures as specified in Section 3.15) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.05.

                  Notwithstanding anything set forth in the preceding paragraph, the Servicer agrees to indemnify the Owner for any claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Owner may sustain in any way related to the failure of the Mortgagor (or the Servicer) to maintain hazard insurance or flood insurance with respect to the related Mortgaged Property which complies with the requirements of this section.

                  Section 3.12. Maintenance of Mortgage Impairment Insurance.

                  In the event that the Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to
Section 3.11 and otherwise complies with all other requirements of Section 3.11, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.11. Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.05. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 3.11, and there shall have been a loss which would have been covered by such policy, the

Servicer shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to deposited from the Servicer's funds, without reimbursement therefor. Upon request of the Owner, the Servicer shall cause to be delivered to the Owner a certificate of insurance for such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Owner.

                  Section 3.13. Maintenance of Fidelity Bond and Errors and Omissions Insurance.

                  The Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Servicer Employees"). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.13 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guides or by Freddie Mac in the Freddie Mac Sellers' & Servicers' Guide. Upon the request of the Owner, the Servicer shall cause to be delivered to the Owner a certificate of insurance for such Fidelity Bond and Errors and Omissions Insurance Policy and a statement from the surety and the insurer that such Fidelity Bond and Errors and Omissions Insurance Policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Owner.

                  Section 3.14. Inspections.

                  The Servicer shall inspect the Mortgaged Property as often as deemed necessary by the Servicer to assure itself that the value of the Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than 45 days delinquent, the Servicer immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. Upon request, the Servicer shall produce an electronic report of each such inspection.

                  Section 3.15. Restoration of Mortgaged Property.

                  The Servicer need not obtain the approval of the Owner prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. For claims greater than $15,000, at a minimum, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

                       (i) the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

                       (ii) the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

                       (iii) the Servicer shall verify that the Mortgage Loan is not in default; and

                       (iv) pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

                  If the Owner is named as an additional loss payee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Owner.

                  Section 3.16. Maintenance of PMI and/or LPMI Policy; Claims.

                  (a) The Servicer shall comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, PMI Policies, including, but not limited to, the provisions of the Homeowners Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time. The Servicer shall be obligated to make premium payments with respect to PMI Policies required to be maintained by the Mortgagor rather than the Owner, if the Mortgagor is required but fails to pay any PMI Policy premium, which shall be paid from the Servicer's own funds. The Servicer shall not be obligated to make premium payments with respect to LPMI Policies. Any premium payments made by the Servicer from its own funds pursuant to this Section 3.16(a) shall be recoverable by the Servicer as a Servicing Advance, subject to the reimbursement provisions of Section 3.04(iv).


                  With respect to each Mortgage Loan (other than LPMI Loans) with a loan-to-value ratio at origination in excess of 80%, the Servicer shall maintain or cause the Mortgagor to maintain (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance) in full force and effect a PMI Policy, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to 80%. In the event that such PMI Policy shall be terminated, the Servicer shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy, at substantially the same fee level. The Servicer shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Servicer would have been covered thereunder. In connection with any assumption or substitution agreements entered into or to be entered into with respect to a Mortgage Loan, the Servicer shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement PMI Policy as provided above.

                  (b) With respect to each Mortgage Loan covered by a PMI Policy or LPMI Policy, the Servicer shall take all such actions on behalf of the Owner as are necessary to service, maintain and administer the related Mortgage Loan in accordance with such Policy and to enforce the rights under such Policy. Except as expressly set forth herein, the Servicer shall have full authority on behalf of the Owner to do anything it deems appropriate or desirable in connection with the servicing, maintenance and administration of such Policy; provided that the Servicer shall not take any action to permit any modification or assumption of a Mortgage Loan covered by a LPMI or PMI Policy, or take any other action with respect to such Mortgage Loan, which would result in non-coverage under such Policy of any loss which, but for actions of any Servicer or the subservicer, would have been covered thereunder. If the Qualified Insurer fails to pay a claim under a LPMI or PMI Policy solely as a result of a breach by the Servicer or subservicer of its obligations hereunder or under such Policy, the Servicer shall be required to deposit in the Custodial Account on or prior to the next succeeding Remittance Date an amount equal to such unpaid claim from its own funds without any rights to reimbursement from the Owner. The Servicer shall cooperate with the Qualified Insurers and shall furnish all reasonable evidence and information in the possession of the Servicer to which the Servicer has access with respect to the related Mortgage Loan; provided, however, notwithstanding anything to the contrary contained in any LPMI Policy or PMI Policy, the Servicer shall not be required to submit any reports to the related Qualified Insurer until a reporting date that is at least 15 days after the Servicer has received sufficient loan level information from each Owner to appropriately code its servicing systems in accordance with the Qualified Insurer's requirements.

                  (c) In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Owner, claims to the Qualified Insurer under any PMI Policy or LPMI Policy in a timely fashion in accordance with the terms of such PMI Policy or LPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy or LPMI Policy respecting a defaulted Mortgage Loan. Any amounts collected by the Servicer under any PMI Policy or LPMI Policy shall be deposited in the Custodial Account pursuant to Section 3.03(xii), subject to withdrawal pursuant to Section 3.04.

                  (d) The Owner shall furnish the Servicer with any powers of attorney and other documents (within three (3) Business Days upon request from the Servicer) in form as provided to it necessary or appropriate to enable the Servicer to service and administer any PMI or LPMI Policy; provided, however, that the Owner shall not be liable for the actions of the Servicer under such power of attorney.

                  Section 3.17. Title, Management and Disposition of REO
Property.

                  In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Owner's designee, or in the event the Owner's designee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Owner shall acknowledge in writing that such title is being held as nominee for the Owner's designee.

                  The Servicer shall manage, conserve, protect and operate each REO Property for the Owner solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Owner.

                  The Servicer shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless (i) (A) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Servicer determines, and gives an appropriate notice to the Owner to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property, the Servicer shall report monthly to the Owner as to the progress being made in selling such REO Property.

                  The disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interests of the Owner. Notwithstanding the previous sentence, prior to acceptance by the Servicer of an offer to sell any REO Property for a sale price that is less than 90% of the unpaid principal balance of the related Mortgage Loan, the Servicer shall notify the Owner or its designee of such offering in writing which notification shall set forth all material terms of said offer (each a "Notice of Sale"). The Owner or its designee shall be deemed to have approved the sale of any REO Property unless it notifies the Servicer in writing within five (5) Business Days after its receipt of the related Notice of Sale, that it disapproves of the related sale, in which case the Servicer shall not proceed with such sale. The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

                  The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to this Section or Section 4.03, and on the Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Owner.

                  The Servicer shall make advances of all funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 3.10, such advances to be reimbursed from the disposition or liquidation proceeds of the REO Property. The Servicer shall make monthly distributions on each Remittance Date to the Owner of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this
Section 3.17 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

                  Section 3.18. Real Estate Owned Reports.

                  Together with the statement furnished pursuant to Section 4.02, the Servicer shall furnish to the Owner or its designee on or before the tenth (10th) day of each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Servicer's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Owner or its designee shall reasonably request.

                  Section 3.19. Liquidation Reports.

                  Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Owner or its designee pursuant to a deed in lieu of foreclosure, the Servicer shall submit to the Owner or its designee a liquidation report with respect to such Mortgaged Property. In addition, the Servicer shall provide the Owner or its designee a report setting forth Servicing Advances and other expenses incurred in connection with the liquidation of any Mortgage Loan.

                  Section 3.20. Reports of Foreclosures and Abandonments of Mortgaged Property.

                  Following the foreclosure sale or abandonment of any Mortgaged Property, the Servicer shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

                  Section 3.21. Prepayment Charges.

                  The Servicer or any designee of the Servicer shall not waive any Prepayment Charge with respect to any Mortgage Loan which contains a Prepayment Charge which prepays during the term of the penalty. If the Servicer or its designee fails to collect the Prepayment Charge upon any prepayment of any Mortgage Loan which contains a Prepayment Charge, the Servicer shall pay the Owner an amount equal to the Prepayment Charge which was not collected. Notwithstanding the above, the Servicer or its designee may waive a Prepayment Charge without paying the Owner the amount of the Prepayment Charge if (i) the Mortgage Loan is in default (defined as 61 days or more delinquent) and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan or (ii) if the prepayment is not a result of a refinance by the Servicer or any of its affiliates and (a) the Mortgage Loan is foreseen to be in default and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan or (b) the collection of the Prepayment Charge would be in violation of applicable laws.

                  Section 3.22. Credit Reporting.

                  For each Mortgage Loan, the Servicer shall accurately and fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to each of the following credit repositories: Equifax Credit Information Services, Inc., Trans Union, LLC and Experian Information Solution, Inc., on a monthly basis.

                  Section 3.23. Confidentiality/Protecting Customer Information.

                  Each party agrees that it shall comply with all applicable laws and regulations regarding the privacy or security of Customer Information shall maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of Customer Information, including, if applicable, maintaining security measures designed to meet the Interagency Guidelines Establishing Standards for Safeguarding Customer Information, 66 Fed. Reg. 8616 and complying with the privacy regulations under Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. ss. 6801 et seq., and the rules promulgated thereunder. For purposes of this Section, "Customer Information" means any personal information concerning a Mortgagor that is disclosed by one party to this Agreement to the other.

                  Section 3.24. Superior Liens.

                  The Servicer shall monitor the status of each Superior Lien in accordance with Accepted Servicing Practices. If necessary to comply with Accepted Servicing Practices and permitted by applicable law, the Servicer shall file (or cause to be filed) a request for notice of any action by a superior lienholder under a Superior Lien for the protection of the Owner's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption.

                  If the Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the Superior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Servicer shall take, on behalf of the Owner, whatever actions are necessary to protect the interests of the Owner in accordance with Accepted Servicing Practices. The Servicer shall not make such a Servicing Advance except to the extent that it determines in its reasonable good faith judgment that such advance would be recoverable from Liquidation Proceeds on the related Mortgage Loan and in no event in an amount that is greater than the then outstanding principal balance of the related Mortgage Loan. The Servicer shall thereafter take such action as is necessary to recover the amount so advanced.

                                  ARTICLE IV.

                                PAYMENTS TO OWNER

                  Section 4.01. Remittances.

                  On each Remittance Date the Servicer shall remit by wire transfer of immediately available funds to the Owner all amounts deposited in the Custodial Account as of the close of business on the last day of the related Due Period (net of charges against or withdrawals from the Custodial Account pursuant to Section 3.04).

                  With respect to any remittance received by the Owner after the second Business Day following the Business Day on which such remittance payment was due, the Servicer shall pay to the Owner interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

                  Section 4.02. Statements to Owner.

                  Not later than the tenth (10th) calendar day of each month, the Servicer shall furnish to the Owner or its designee electronic monthly remittance advices in the Fidelity (or any successor thereto) S214, S215, P139, P196 and T383 formats (or in such other formats mutually agreed to between the Servicer and the Owner or its designee) and a manual advice in the form of the

90 Plus Foreclosure/Bankruptcy REO Report (or in such other format mutually agreed to between the Servicer and the Owner or its designee), all such advices relating to the period ending on the last day of the preceding calendar month.

                  Beginning with calendar year 2004, the Servicer shall prepare and file any and all tax returns, information statements or other filings for the tax year 2004 and subsequent tax years required to be delivered to any governmental taxing authority or to the Owner pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide the Owner with such information concerning the Mortgage Loans as is necessary for the Owner to prepare its federal income tax return as the Owner may reasonably request from time to time.

                  Section 4.03. Monthly Advances by Servicer.

                  The Servicer shall not be required to make Monthly Advances prior to any Reconstitution Date.

                  Section 4.04. Due Dates Other Than the First of the Month.

                  Mortgage Loans having Due Dates other than the first day of a month shall be accounted for as described in this Section 4.04. Any payment due on a day other than the first day of each month shall be considered due on the first day of the month following the month in which that payment is due as if such payment were due on the first day of said month. For example, a payment due on August 15 shall be considered to be due on September 1 of said month. Any payment collected on a Mortgage Loan after the related Transfer Date shall be deposited in the Custodial Account. For Mortgage Loans with Due Dates on the first day of a month, deposits to the Custodial Account begin with the payment due on the first of the month following the related Transfer Date.

                                   ARTICLE V.

                          GENERAL SERVICING PROCEDURES

                  Section 5.01. Transfers of Mortgaged Property.

                  The Servicer shall use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, that the Servicer shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy or LPMI Policy, if any.

                  If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Servicer shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the Owner of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the Owner of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Servicer for entering into an assumption agreement, such fee will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed.

                  To the extent that any Mortgage Loan is assumable, the Servicer shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by the Servicer, its affiliates or Fannie Mae with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

                  Section 5.02. Satisfaction of Mortgages and Release of Mortgage Files.

                  Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall notify the Owner in the Monthly Remittance Advice as provided in Section 4.02, and may request the release of any Mortgage Loan Documents from the Owner in accordance with this
Section 5.02 hereof.

                  If the Servicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Servicer otherwise prejudice any rights the Owner may have under the mortgage instruments, the Servicer shall deposit into the Custodial Account the entire outstanding principal balance, plus all accrued interest on such Mortgage Loan, on the day preceding the Remittance Date in the month following the date of such release. The Servicer shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 3.13 insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

                  Section 5.03. Servicing Compensation.

                  As consideration for servicing the Mortgage Loans subject to this Agreement, the Servicer shall retain the relevant Servicing Fee for each Mortgage Loan remaining subject to this Agreement during any month or part thereof. Such Servicing Fee shall be payable monthly. Additional servicing compensation in the form of Ancillary Income shall be retained by the Servicer and is not required to be deposited in the Custodial Account. The obligation of the Owner to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds) of such Monthly Payment collected by the Servicer.

                  The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

                  Section 5.04. Annual Audit Report.

                  On or before February 28th of each year beginning February 28, 2004, the Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Owner to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar in nature to the Mortgage Loans and that such firm is of the opinion that the provisions of this or similar Agreements have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement. By providing Owner a copy of a Uniform Single Attestation Program Report from their independent public accountant's on an annual basis, Servicer shall be considered to have fulfilled its obligations under this Section 5.04.

                  Section 5.05. Annual Officer's Certificate.

                  The Servicer shall deliver to the Owner, on or before February 28th, each year beginning February 28, 2004, an Officer's Certificate, stating that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement or similar agreements has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such default.

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                  Section 5.06. Right to Examine Servicer Records.

                  The Owner shall have the right to examine and audit any and all of the books, records, or other information of the Servicer, whether held by the Servicer or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice. The Owner shall pay its own expenses in connection with any such examination; provided, that, the Servicer shall not charge the Owner additional costs for such examination.

                                  ARTICLE VI.

                   Representations, Warranties and Agreements

                  Section 6.01. Representations, Warranties and Agreements of the Servicer.

                  The Servicer, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to the Owner as of each Transfer Date:

                  (a) Due Organization and Authority. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the terms of this Agreement; the Servicer has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

                  (b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer;

                  (c) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition of the servicing responsibilities by the Servicer or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer's charter or by-laws or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Servicer to service the Mortgage Loans, or impair the value of the Mortgage Loans;

                  (d) Ability to Perform. The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

                  (e) No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

                  (f) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement, or if required, such approval has been obtained prior to the related Transfer Date;

                  (g) No Default. The Servicer is not in default, and no event or condition exists that after the giving of notice or lapse of time or both, would constitute an event of default under any material mortgage, indenture, contract, agreement, judgment, or other undertaking, to which the Servicer is a party or which purports to be binding upon it or upon any of its assets, which default could impair materially the ability of the Servicer to perform under the terms of this Agreement;

                  (h) Ability to Service. The Servicer is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae and Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is in good standing to service mortgage loans for either Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with either Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either of Fannie Mae or Freddie Mac;

                  (i) No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading; and

                  (j) No Commissions to Third Parties. The Servicer has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Owner.

                  Section 6.02. Remedies for Breach of Representations and Warranties of the Servicer.

                  It is understood and agreed that the representations and warranties set forth in Section 6.01 shall survive the engagement of the Servicer to perform the servicing responsibilities as of the related Transfer Date hereunder and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of the Owner. Upon discovery by either the Servicer or the Owner of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interest of the Owner, the party discovering such breach shall give prompt written notice to the other.

                  Within 60 days of the earlier of either discovery by or notice to the Servicer of any breach of a representation or warranty set forth in
Section 6.01 which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the Owner's option, assign the Servicer's rights and obligations under this Agreement (or respecting the affected Mortgage Loans) to a successor servicer, subject to the approval of the Owner, which approval shall be in the Owner's sole discretion. Such assignment shall be made in accordance with Sections 9.01 and 10.01 hereof.

                  In addition, the Servicer shall indemnify the Owner and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer representations and warranties contained in this Agreement.

                  Any cause of action against the Servicer relating to or arising out of the breach of any representations and warranties made in Section
6.01 shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by the Owner to the Servicer, (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by the Owner for compliance with this Agreement.

                  Section 6.03. Representations, Warranties and Agreements of the Owner.

                  (a) Due Organization and Authority. The Owner is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Owner, and in any event the Owner is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the terms of this Agreement; the Owner has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Owner and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Owner and all requisite corporate action has been taken by the Owner to make this Agreement valid and binding upon the Owner in accordance with its terms;

                  (b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Owner;

                  (c) No Conflicts. Neither the execution and delivery of this Agreement, or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Owner's charter or by-laws or any legal restriction or any agreement or instrument to which the Owner is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Owner or its property is subject;

                  (d) Ability to Perform. The Owner does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

                  (e) No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Owner which, either in any one instance or in the aggregate, which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Owner contemplated herein, or which would be likely to impair materially the ability of the Owner to perform under the terms of this Agreement;

                  (f) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Owner of or compliance by the Owner with this Agreement, or if required, such approval has been obtained prior to the execution of this Agreement;

                  (g) No Default. The Owner is not in default, and no event or condition exists that after the giving of notice or lapse of time or both, would constitute an event of default under any material mortgage, indenture, contract, agreement, judgment, or other undertaking, to which the Owner is a party or which purports to be binding upon it or upon any of its assets, which default could impair materially the ability of the Owner to perform under the terms of this Agreement;

                  (h) No Commissions to Third Parties. The Owner has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Servicer.

                  (i) Predatory Lending Regulations; High Cost Loans. None of the Mortgage Loans are classified as (i) "high cost" loans under the Home Ownership and Equity Protection Act of 1994 or (ii) "high cost," "threshold," "covered" or "predatory" loans under any other applicable state, federal or local law.

                                  ARTICLE VII.

           AGENCY TRANSFER; WHOLE LOAN TRANSFER; PASS-THROUGH TRANSFER

                  Section 7.01. Removal of Mortgage Loans from Inclusion Under this Agreement Upon an Agency Transfer, a Pass-Through Transfer or a Whole Loan Transfer on One or More Reconstitution Dates.

                  (a) The Owner and the Servicer agree that with respect to some or all of the Mortgage Loans, from time to time the Owner shall:

                  (1) Effect an Agency Transfer, and/or

                  (2) Effect a Whole Loan Transfer, and/or

                  (3) Effect a Pass-Through Transfer,

in each case retaining the Servicer as the servicer thereof to service the Mortgage Loans on a "scheduled/scheduled" basis.

                  (b) All Mortgage Loans not sold or transferred pursuant to an Agency Transfer, Pass-Through Transfer or Whole Loan Transfer and any and all Mortgage Loans repurchased by the Owner pursuant to Section 7.04 below with respect to an Agency Transfer, Pass-Through Transfer or Whole Loan Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect. On each Reconstitution Date, the Mortgage Loans transferred shall cease to be covered by this Agreement and the Servicer's servicing responsibilities shall cease under this Agreement with respect to the related transferred Mortgage Loans, other than the right of the Owner to cause a transfer of the servicing responsibilities to the Mortgage Loans in accordance with Section 7.03 below. The Owner and the Servicer hereby agree to use commercially reasonable efforts to cause the successor owner in an Agency Transfer, Pass-Through Transfer or Whole Loan Transfer to pay for all of the Servicer's costs in connection with each reconstitution entered into by such successor owner.

                  (c) With respect to each Whole Loan Transfer, Pass-Through Transfer or Agency Transfer, the forms of Reconstitution Agreements to be entered into by the Owner, the Servicer, Fannie Mae or Freddie Mac or certain third parties shall include, but are not limited to, (i) a Fannie Mae Mortgage Selling and Servicing Contract, a Pool Purchase Contract, and any and all servicing agreements and tri-party agreements reasonably required by Fannie Mae with respect to a Fannie Mae Transfer, (ii) a Purchase Contract and all purchase documents associated therewith as set forth in the Freddie Mac Sellers' & Servicers' Guide, and any and all servicing agreements and tri-party agreements reasonably required by Freddie Mac with respect to a Freddie Mac Transfer, (iii) a Pooling and Servicing Agreement and/or a servicing, subservicing/master servicing agreement and related custodial/trust agreement, insurance agreements, loss mitigation advisory or credit risk management agreements, and other related documents with respect to a Pass-Through Transfer, and (iv) a Seller's Warranties and Servicing Agreement or a Sale and Servicing Agreement and related custodial agreement and closing documents with respect to a Whole Loan Transfer. Notwithstanding the previous sentence, the Reconstitution Agreement with respect to Pass-Through Transfers shall be substantially in the form of the Securitization Servicing Agreement attached hereto as Exhibit A.

                  (d) Each Reconstitution Agreement shall prescribe the rights and obligations of the Servicer in servicing the related Mortgage Loans and shall provide for servicing compensation to the Servicer (calculated on a weighted average basis for all the related Mortgage Loans as of the Reconstitution Date), net of any guarantee fees due Fannie Mae or Freddie Mac, if applicable, at least equal to the Servicing Fee and Ancillary Income due the Servicer in accordance with this Agreement. The form of relevant Reconstitution Agreement to be entered into by the Owner and/or master servicer or trustee and the Servicer with respect to Pass-Through Transfers and/or Whole Loan Transfers shall be reasonably satisfactory in form and substance to the Owner and the Servicer (giving due regard to any Rating Agency, insurer, guarantor, loss mitigation or credit risk management advisor or master servicing requirements) and the representations and warranties and servicing provisions contained therein shall be substantially similar to those contained in this Agreement, unless otherwise mutually agreed by the parties. Said agreements shall be negotiated in good faith and executed by Servicer to effectuate the foregoing provided such agreements do not create materially greater obligations or costs on the part of the Servicer than otherwise set forth in this Agreement.

                  (e) Notwithstanding subsection (d) above, with respect to each Pass-Through Transfer, the applicable Reconstitution Agreement shall contain provisions which contain the following terms and conditions:

                       (i) The Servicer shall service the related Mortgage Loan on a "scheduled/scheduled" basis;

                       (ii) The Servicer shall advance from its own funds or funds held for future distribution all amounts with respect to Monthly Advances unless the Servicer determines that such advances would be nonrecoverable (as evidenced by an Officer's Certificate);

                       (iii) With respect to each Principal Prepayment in full or in part, the Servicer shall remit the Prepayment Interest Shortfall Amount, if any, as set forth in such Reconstitution Agreement;

                       (iv) The definition of Remittance Date shall be the 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following) of any month;

                       (v) The definition of Due Period shall be, with respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date;

                       (vi) Not later than the tenth (10th) calendar day of each month, the Servicer shall furnish to the Owner or its designee an electronic monthly remittance advice in the Fidelity (or any successor thereto) S50Y format relating to the period ending on the last day of the preceding calendar month; and

                       (vii) If the servicing fee rate (the "Reconstituted Servicing Fee Rate") contained in such Reconstitution Agreement is greater than the Servicing Fee Rate, the Servicer shall remit to the Owner or its designee on each Remittance Date thereunder, with respect to the related Due Period and each Mortgage Loan, an amount equal to one-twelfth the product of (A) the difference between (1) the Servicing Fee Rate and (2) the Reconstituted Servicing Fee Rate and (B) the outstanding principal balance of such Mortgage Loan as of the related Determination Date; provided, that the Servicer shall make such remittances only with respect to those Mortgage Loans for which a Monthly Payment has been received.

                  In addition, any such Reconstitution Agreement may, at the option of the Owner, contain a provision that will permit the Owner or its assignees to terminate the rights of Owner as servicer of the Mortgage Loans upon the occurrence of certain trigger events ("Trigger Events").

                  (f) The Servicer shall cooperate with the Owner in connection with any Agency Transfer, Pass-Through Transfer or Whole Loan Transfer contemplated by the Owner pursuant to this Section 7.01. In that connection, the Servicer shall:

                       (i) execute any Reconstitution Agreement within a reasonable period of time after receipt of any Reconstitution Agreement which time shall be sufficient for the Servicer and Servicer's counsel to review such Reconstitution Agreement, but such time shall not exceed ten (10) days after such receipt; in the case of any Agency Transfer, the Reconstitution Agreements shall be those customarily employed by Fannie Mae or Freddie Mac for transactions of such nature.;

                       (ii) to cooperate fully with the Owner, Fannie Mae, Freddie Mac, the trustee or a third party purchaser and any prospective purchaser, at the Owner's expense, with respect to all reasonable requests and due diligence procedures;

                       (iii) service in accordance with one or more loss mitigation advisory or credit risk management agreements in a form agreeable to the Servicer;

                       (iv) deliver to the Owner and to any Person designated by the Owner (a) for inclusion in any prospectus or other offering material such publicly available information regarding the Servicer, its mortgage loan delinquency and foreclosure experience and, (b) such other information as is reasonably requested by the Owner and which the Servicer is capable of providing without unreasonable effort or expense, and to indemnify the Owner and its affiliates for material misstatements contained in such information, provided that the Owner and its affiliates shall also provide indemnification to the Servicer, its successors and assigns, with respect to the accuracy of all other information the Owner or its affiliates may disclose in any securitzation offering materials and (c) such statements and audit letters of reputable, certified public accountants pertaining to information provided by the Servicer pursuant to clause (a) above as shall be reasonably requested by the Owner, provided that the Owner shall pay all third party costs associated with the preparation of such information;

                       (v) If requested by Owner, for so long as a certificate under the Sarbanes-Oxley Act of 2003, as amended, ("Sarbanes-Oxley") is required to be given on behalf of the trust fund pursuant to any Reconstitution, no later than February 28th of each year (or if not a Business Day, the immediately preceding Business Day), or at any other time that a party provides a certification directly to the Securities and Exchange Commission pursuant to Sarbanes-Oxley and the related Reconstitution, and upon thirty (30) days written request of such parties, an officer of the Servicer shall execute and deliver an Officer's Certificate to the party providing such certification directly to the Securities and Exchange Commission; and

                       (vi) to provide, on an ongoing basis from information obtained through its servicing of the Mortgage Loans, any information necessary to enable the "tax matters person" for any REMIC in a Pass-Through Transfer, including any master servicer or trustee acting in such capacity, to perform its obligations in accordance with applicable law and customary secondary mortgage market standards for securitized transactions.

                  (g) The Servicer shall provide to the Owner or issuer, as the case may be, and any other participants in such Agency Transfer, Whole Loan Transfer or Pass-Through Transfer, (i) any and all information with respect to itself, its servicing portfolio or the Mortgage Loans and appropriate verification of information which may be reasonably available to the Servicer, whether through letters of its auditors and counsel or otherwise, as the Owner or any such other participant shall request upon reasonable demand, provided, that the Owner or such participant shall pay all third party costs associated with the preparation of such information and (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Servicer as are reasonably believed necessary by Fannie Mae, Freddie Mac, the trustee, such third party purchaser, any master servicer, any Rating Agency or the Owner, as the case may be, in connection with such transactions.

                  (h) To the extent required by the applicable Reconstitution Agreements or otherwise requested by the Owner in connection with a Reconstitution, the Servicer shall prepare Assignments of Mortgage in form and substance acceptable to Fannie Mae, Freddie Mac, the trustee or such third party, as the case may be, for each Mortgage Loan that is part of a Reconstitution. The Servicer shall execute each Assignment of Mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by Fannie Mae, Freddie Mac, the trustee or such third party, as the case may be, upon the Servicer's receipt thereof. The Owner shall pay all pre-approved, reasonable and necessary fees associated with the preparation, recording and tracking of such Assignments of Mortgage. If reasonably required by the Servicer, the Owner shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under the applicable Reconstitution Agreement.

                  Section 7.02. Transfer of Servicing for Reconstitution.

                  The Owner or its designee shall use its best efforts to meet the following requirements in connection with any Agency Transfer, Pass-Through Transfer or Whole Loan Transfer contemplated by the Owner pursuant to Section
7.01. In that connection, the Owner or its designee shall:

                  (a) provide notification to the Servicer, no later than seven
(7) Business Days prior to the last Business Day of the month for any Whole Loan Transfer or Pass-Through Transfer, or in the case of an Agency Transfer, provide notification to Servicer no later than seven (7) Business Days prior to the applicable agency's cut-off date. Such notification shall include copies of the proposed Reconstitution Agreement and/or the applicable Agency Transfer documents;

                  (b) provide contact information for the Owner and/or the selling agent responsible for assigning the loans;

                  (c) provide the following information to transfer the related Mortgage Loans five (5) Business Days prior to the investor's cutoff in an excel format:

                       Servicer Loan Number
                       Investor or Agency Loan Number (if applicable)
                       Sold Balance
                       Interest Rate
                       Service Fee Rate (and Guaranty Fee Rate if applicable) Pass-Through Rate
                       P&I Constant
                       Actual UPB
                       Effective Date; and

                  (d) provide the new investor's contact information and wiring instructions five (5) Business Days prior to the last Business Day of the month for any Whole Loan Transfer or Pass Through Transfer, or in the case of an Agency Transfer, five (5) Business Days prior to the applicable agency's cut-off date.

                  Section 7.03. Transfer of Servicing Following Reconstitution.

                  Following a Reconstitution of Mortgage Loans, the Owner or its designee (which may include the master servicer, trustee, insurer, guarantor or certificateholders) shall have the right, in its sole discretion, to cause the Servicer at any time under any Reconstitution Agreement to transfer the servicing responsibilities and duties with respect to some or all of the Mortgage Loans serviced thereunder to the Owner or any designee of the Owner; provided, however, that the Owner shall provide the Servicer with sixty (60) days prior written notice and provided further that such transfer shall be subject to the approval of Fannie Mae or Freddie Mac, as the case may be, with respect to Agency Transfers, the trustee, master servicer or Rating Agency with respect to Pass-Through Transfers or any relevant third party purchaser with respect to Whole Loan Transfers. The Servicer agrees to cooperate with the Owner in such transfer of servicing responsibilities and shall comply with the termination procedures set forth in Sections 9.01 and 10.01 hereof.

                  Section 7.04. Owner's Repurchase and Indemnification Obligations.

                  Upon receipt by the Servicer of notice from Fannie Mae, Freddie Mac or other such third party purchaser of a breach of the Owner representation or warranty contained in any Reconstitution Agreement or a request by Fannie Mae, Freddie Mac, the trustee or such third party purchaser, as the case may be, for the repurchase of any Mortgage Loan transferred to Fannie Mae or Freddie Mac pursuant to an Agency Transfer or to a trustee pursuant to a Pass-Through Transfer or to a third party purchaser pursuant to a Whole Loan Transfer, the Servicer shall promptly notify the Owner of same and shall, at the direction of the Owner, use its best efforts to cure and correct any such breach and to satisfy the requests or concerns of Fannie Mae, Freddie Mac, the trustee or the third party purchaser related to such deficiencies of the related Mortgage Loans transferred to Fannie Mae, Freddie Mac, the trustee or other such third party purchaser.

                  The Owner shall reimburse the Servicer for any Mortgage Loan transferred to Fannie Mae or Freddie Mac pursuant to an Agency Transfer or to a trustee pursuant to a Pass-Through Transfer or to a third party purchaser pursuant to a Whole Loan Transfer with respect to which the Servicer has been required by Fannie Mae, Freddie Mac, the trustee or such third party purchaser to repurchase due to a breach of a representation or warranty made by the Owner with respect to the Mortgage Loans, or the servicing thereof prior to the transfer date to Fannie Mae, Freddie Mac, the trustee or any third party purchaser in any Reconstitution Agreement and not due to a breach of the Servicer's obligations thereunder or pursuant to this Agreement. The amount to be paid by the Owner to the Servicer shall equal that repurchase price paid by the Servicer to Fannie Mae, Freddie Mac, or the third party purchaser plus all reasonable costs and expenses borne by the Servicer in connection with the repurchase of such Mortgage Loan from Fannie Mae, Freddie Mac, the trustee or the third party purchaser, including, but not limited to, reasonable and necessary attorneys' fees.

                  At the time of repurchase, the Custodian and the Servicer shall arrange for the reassignment of the repurchased Mortgage Loan to the Owner according to the Owner's instructions and the delivery to the Custodian of any documents held by Fannie Mae, Freddie Mac, the trustee or other relevant third party purchaser with respect to the repurchased Mortgage Loan pursuant to the related Reconstitution Agreement. If the repurchased Mortgage Loan is a MERS Mortgage Loan, the Servicer shall cause MERS to designate on the MERS(R) System the Owner as the beneficial holder with respect to such Mortgage Loan. In the event of a repurchase, the Servicer shall, simultaneously with such reassignment, give written notice to the Owner that such repurchase has taken place, and amend the Mortgage Loan Schedule to reflect the addition of the repurchased Mortgage Loan to this Agreement. In connection with any such addition, the Servicer and the Owner shall be deemed to have made as to such repurchased Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such repurchase.

                  If a Mortgage Loan has been paid in full or repurchased pursuant to Section 7.04, the Servicer is authorized and empowered by the Owner, in its own name to cause the removal from the registration of any Mortgage Loan on the MERS(R) System or to execute and deliver, on behalf of the Owner, any and all instruments of satisfaction or release and other comparable instruments with respect to such release or satisfaction of a Mortgage, in the name of MERS, solely as nominee for the Owner and its successors and assigns.

                  Section 7.05. Additional Indemnification by the Servicer.

                  The Servicer shall indemnify the Owner and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Owner may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to Section 7.01. The Servicer shall immediately notify the Owner if a claim is made by a third party with respect to this Agreement or any Reconstitution Agreement or the Mortgage Loans, shall promptly notify Fannie Mae, Freddie Mac, the trustee or other relevant third party with respect to any claim made by a third party with respect to any Reconstitution Agreement, assume (with the prior written consent of the Owner) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Owner in respect of such claim and follow any written instructions received from the Owner in connection with such claim. The Owner promptly shall reimburse the Servicer for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Servicer's indemnification pursuant to Section 6.02, or the failure of the Servicer to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement. In the event a dispute arises between the Servicer and the Owner with respect to any of the rights and obligations of the parties pursuant to this Agreement, and such dispute is adjudicated in a court of law, by an arbitration panel or any other judicial process, then the losing party shall indemnify and reimburse the winning party for all attorney's fees and other costs and expenses related to the adjudication of said dispute.

                  Section 7.06. Transfer Of Servicing.

                  In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the provisions of this Agreement, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed by the Owner. The Servicer shall deliver promptly to the successor servicer the funds in the Custodial Account and Escrow Account and all Servicing Files and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

                                 ARTICLE VIII.

                                 THE SERVICER

                  Section 8.01. Merger or Consolidation of the Servicer.

                  The Servicer shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

                  Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $25,000,000, and (ii) which is a Fannie Mae- and Freddie Mac-approved servicer in good standing.

                  Section 8.02. Limitation on Liability of the Servicer and Others.

                  Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Servicer may, with the consent of the Owner, undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, the Servicer shall be entitled to reimbursement from the Owner for the reasonable legal expenses and costs of such action.

                  Section 8.03. Limitation on Resignation and Assignment by the Servicer.

                   The Owner has entered into this Agreement with the Servicer and subsequent transferees of the Owner will purchase the Mortgage Loans in reliance upon the independent status of the Servicer, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Servicer shall not assign this Agreement or the servicing responsibilities hereunder or delegate its rights or duties hereunder or any portion hereof (to other than a third party service provider) or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Owner, which consent shall not be unreasonably withheld.

                  The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Owner or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner which Opinion of Counsel shall be in form and substance acceptable to the Owner. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in
Section 10.01.

                  Without in any way limiting the generality of this Section 8.03, in the event that the Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof (to other than a third party service provider) or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Owner, then the Owner shall have the right to terminate this Agreement upon notice given as set forth in Section 9.01, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

                                  ARTICLE IX.

                                  TERMINATION

                  Section 9.01. Termination for Cause.

                  (a) This Agreement shall be terminable at the sole option of the Owner, if any of the following events of default (each, an "Event of Default") exist on the part of the Servicer:

                       (i) any failure by the Servicer to remit to the Owner any payment required to be made under the terms of this Agreement which continues unremedied for a period of five (5) calendar days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner; or

                       (ii) failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of five (5) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner; or

                       (iii) failure by the Servicer to maintain its license to do business or service residential mortgage loans in any jurisdiction where the Mortgaged Properties are located; or

                       (iv) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

                       (v) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

                       (vi) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

                       (vii) the Servicer ceases to meet the qualifications of a Fannie Mae or Freddie Mac lender/servicer; or

                       (viii) the Servicer attempts, without the consent of the Owner, to assign the servicing of the Mortgage Loans or its right to servicing compensation hereunder or the Servicer attempts, without the consent of the Owner, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof; or

                       (ix) if (x) after a Reconstitution in a Pass-Through Transfer, any of the Rating Agencies reduces or withdraws the rating of any of the certificates issued by a securitization trust that owns the Mortgage Loans due to a reason attributable to the Servicer or (y) the Servicer's residential primary servicer rating for servicing of subprime loans issued by any of the Rating Agencies is reduced below its rating in effect on the Transfer Date or withdrawn; or

                       (x) the termination of any Reconstitution Agreement or any securitization servicing agreement as a result of the occurrence of any Trigger Event or "special termination event" by the Servicer thereunder; or

                       (xi) the net worth of the Servicer shall be less than $25,000,000.

                  In each and every such case, so long as an event of default shall not have been remedied, in addition to whatsoever rights the Owner may have at law or equity to damages, including injunctive relief and specific performance, the Owner, by notice in writing to the Servicer, may terminate all the rights and obligations of the Servicer under this Agreement and in and to the servicing contract established hereby and the proceeds thereof.

                  Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in a successor servicer appointed by the Owner. Upon written request from the Owner, the Servicer shall prepare, execute and deliver to the successor entity designated by the Owner any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer of the Mortgage Loans and related documents, at the Servicer's sole expense. The Servicer shall cooperate with the Owner and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

                  By a written notice, the Owner may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                  Section 9.02. Termination Without Cause.

                  This Agreement and the Servicer's rights hereunder with respect to some or all of the Mortgage Loans shall terminate upon: (i) the later of (a) the distribution of the final payment or liquidation proceeds on the last Mortgage Loan to the Owner (or advances by the Servicer for the same), and (b) the disposition of all REO Property acquired upon foreclosure of the last Mortgage Loan and the remittance of all funds due hereunder, or (ii) mutual consent of the Servicer and the Owner in writing or (iii) at the sole option of the Owner, without cause, upon sixty (60) days written notice. Any such notice of termination shall be in writing and delivered to the Servicer by registered mail to the address set forth at the beginning of this Agreement. The Owner and the Servicer shall comply with the termination procedures set forth in Sections
9.01 and 10.01 hereof.

                  In the event the Owner terminates the Servicer without cause with respect to some or all of the Mortgage Loans in accordance with Section 9.02(iii), (x) the Owner shall be required to pay to the Servicer the related Deboarding Fee and (y) the Owner or a successor servicer shall reimburse the Servicer for all accrued and unpaid Servicing Fees and unreimbursed Servicing Advances upon the transfer of servicing to such successor servicer.

                                   ARTICLE X.

                            MISCELLANEOUS PROVISIONS

                  Section 10.01. Successor to the Servicer.

                  Simultaneously with the termination of the Servicer's responsibilities and duties under this Agreement pursuant to Sections 6.02, 7.03, 8.03, 9.01 or 9.02, the Owner or its designee shall (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Owner may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree, provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement without the consent of the Owner. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 10.01 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Sections 6.01 and the remedies available to the Owner under
Section 6.02 and 7.05, it being understood and agreed that the provisions of such Sections 6.01, 6.02 and 7.05 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

                  Within 30 days of the appointment of a successor entity by the Owner, the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer of the Mortgage Notes and related documents. The Servicer shall cooperate with the Owner and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

                  Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Owner an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 6.01, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 6.02, 7.03, 8.03, 9.01 or
9.02 shall not affect any claims that the Owner may have against the Servicer arising out of the Servicer's actions or failure to act prior to any such termination or resignation.

                  The Servicer shall deliver promptly to the successor servicer the funds in the Custodial Account and Escrow Account and all Mortgage Loan documents and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

                  Upon a successor's acceptance of appointment as such, the Servicer shall notify by mail the Owner of such appointment in accordance with the procedures set forth in Section 10.04.

                  Section 10.02. Costs.

                  The Owner shall pay any commissions due its salesmen and the legal fees and expenses of its attorneys. Costs and expenses incurred in connection with the transfer of the servicing responsibilities, including fees for delivering Servicing Files, shall be paid by the Owner. The Owner shall pay up to a maximum of $8.75 per Mortgage Loan for the costs associated with the preparation, delivery and tracking of Assignments of Mortgages. The Owner shall be responsible for the costs associated with the recording of Assignments of Mortgage.

                  Section 10.03. Reserved.

                  Section 10.04. Notices.

                  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by overnight courier, addressed as follows (or such other address as may hereafter be furnished to the other party by like notice):


                  (i)  if to the Owner:

                       Lehman Brothers Bank, FSB
                       745 Seventh Avenue
                       5th Floor
                       New York, New York  10019
                       Attention: Manager, Contract Finance

                  (ii) if to the Servicer:

                       Wells Fargo Home Mortgage, Inc.
                       7495 New Horizon Way
                       MAC X3902-01K
                       Frederick, MD 21703
                       Attn: Managing Director, Subservicing

                       with a copy to:

                       Wells Fargo Home Mortgage, Inc.
                       1 Home Campus
                       Des Moines, IA 50328-0001
                       Attention: General Counsel, MAC X2401-06T
                       Facsimile: 515-213-5192

                  Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee.

                  Section 10.05. Severability Clause.

                  Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.

                  Section 10.06. No Personal Solicitation.

                  From and after each Transfer Date, the Servicer hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Servicer's behalf, to personally, by telephone or mail, solicit the borrower or obligor under any related Mortgage Loan for any purpose whatsoever, including to refinance a Mortgage Loan, in whole or in part, without the prior written consent of the Owner. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Owner pursuant hereto on the related Transfer Date and the Servicer shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Servicer or any affiliate of the Servicer which are directed to the general public at large, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section 10.06. Notwithstanding anything to the contrary, this Section 10.06 shall not prohibit the Servicer or its agents or affiliates from serving the refinancing needs or other financial needs of a Mortgagor who without solicitation, contacts the Servicer or its agents or affiliates directly.

                  Section 10.07. Counterparts.

                  This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

                  Section 10.08. Place of Delivery and Governing Law.

                  This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Owner in the State of New York and shall be deemed to have been made in the State of New York. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by Federal law.

                  Section 10.09. Further Agreements.

                  The Owner and the Servicer each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

                  Section 10.10. Intention of the Parties.

                  It is the intention of the parties that the Owner is conveying, and the Servicer is receiving only a contract for servicing the Mortgage Loans. Accordingly, the parties hereby acknowledge that the Owner remains the sole and absolute owner of the Mortgage Loans and all rights related thereto.

                  Section 10.11. Successors and Assigns; Assignment of Servicing Agreement.

                  This Agreement shall bind and inure to the benefit of and be enforceable by the Servicer and the Owner and the respective successors and assigns of the Servicer and the Owner. This Agreement shall not be assigned, pledged or hypothecated by the Servicer to a third party without the prior written consent of the Owner, which consent shall not be unreasonably withheld.

                  Section 10.12. Waivers.

                  No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

                  Section 10.13. Exhibits.

                  The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

                  Section 10.14. General Interpretive Principles.

                  For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                  (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

                  (c) references herein to "Articles", "Sections", "Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

                  (d) a reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                  (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                  (f) the term "include" or "including" shall mean by reason of enumeration.

                  Section 10.15. Reproduction of Documents.

                  This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                  IN WITNESS WHEREOF, the Servicer and the Owner have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.



                                      LEHMAN BROTHERS BANK, FSB
                                               (Owner)



                                      By: _____________________________________
                                          Name: Jack E. Desens
                                          Title: Vice President


                                      Wells Fargo Home Mortgage, Inc.
                                              (Servicer)



                                      By: _____________________________________
                                          Name:________________________________
                                          Title:_______________________________

                                    EXHIBIT A

                   FORM OF SECURITIZATION SERVICING AGREEMENT

                                    EXHIBIT B

                         CUSTODIAL ACCOUNT CERTIFICATION


                                                          _____________ __, ____

                  Wells Fargo Home Mortgage, Inc. hereby certifies that it has established the account described below as a Custodial Account pursuant to
Section 3.03 of the Flow Subservicing Agreement, dated as of October 1, 2003, Residential Adjustable and Fixed Rate Mortgage Loans, Group No. 2003-Subflow.

Title of Account:  "Wells Fargo Home Mortgage, Inc. in trust for Lehman Brothers
                   Bank, FSB, as owner of Mortgage Loans, Group No.
                   2003-Subflow."

Account Number:    ______________________.

Address of office or branch of        _________________________________________
the Servicer at which account
is maintained:                        _________________________________________



                                      Wells Fargo Home Mortgage, Inc.
                                          Servicer


                                      By:______________________________________

                                      Name:____________________________________

                                      Title:___________________________________

                                      Date:____________________________________

                                    EXHIBIT C

                          ESCROW ACCOUNT CERTIFICATION


                                                         _____________ ___, ____

                  Wells Fargo Home Mortgage, Inc. hereby certifies that it has established the account described below as an Escrow Account pursuant to Section
3.05 of the Flow Subservicing Agreement, dated as of October 1, 2003, Residential Adjustable and Fixed Rate Mortgage Loans, Group No. 2003-Subflow.


Title of Account:  "Wells Fargo Home Mortgage, Inc. in trust for Lehman Brothers
                      Bank, FSB, as owner of Mortgage Loans, Group No. 2003-Subflow."
Account Number:    ______________________.

Address of office or branch of        _________________________________________
the Servicer at which account
is maintained:                        _________________________________________



                                      Wells Fargo Home Mortgage, Inc.
                                          Servicer


                                      By:______________________________________

                                      Name:____________________________________

                                      Title:___________________________________

                                      Date:____________________________________

                                    EXHIBIT D

                          FORM OF OFFICER'S CERTIFICATE


                  I, ____________________, hereby certify that I am the duly elected [Vice] President of Wells Fargo Home Mortgage, Inc. a banking corporation organized under the laws of the State of _______, (the "Servicer") and further as follows:

                  1. Attached hereto as Exhibit 1 is a true, correct and complete copy of the charter of the Servicer which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification.

                  2. Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of the Servicer which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification.

                  3. Attached hereto as Exhibit 3 is an original certificate of good standing of the Servicer, issued within ten days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

                  4. Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of the Servicer authorizing the Servicer to execute and deliver the Flow Subservicing Agreement, dated as of October 1, 2003 (the "Agreement"), by and between the Servicer and Lehman Brothers Bank, FSB, (the "Owner"), and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver rescission or modification.

                  5. To the best of my knowledge, either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with the Agreement or the consummation of the transactions contemplated by the Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Servicer.

                  6. To the best of my knowledge, neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Agreement, conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Servicer, the terms of any indenture or other agreement or instrument to which the Servicer is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Servicer is subject or by which it is bound.

                  7. To the best of my knowledge, there is no action, suit, proceeding or investigation pending or threatened against the Servicer which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted or in any material liability on the part of the Servicer or which would draw into question the validity of the Agreement or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Servicer to perform under the terms of the Agreement.

                  8. Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Servicer, signed the Agreement and any other document delivered prior hereto or on the date hereof in connection with the Agreement, was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Servicer, who holds the office set forth opposite his or her name on
Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

                  9. The Servicer is duly authorized to engage in the transactions described and contemplated in the Agreement.

                  IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Servicer.



Dated:________________________________   By:___________________________________
                                         Name:_________________________________
[Seal]                                   Title: [Vice] President


                  I, ________________________, an [Assistant] Secretary of Wells Fargo Home Mortgage, Inc. hereby certify that ____________ is the duly elected, qualified and acting [Vice] President of the Servicer and that the signature appearing above is [her] [his] genuine signature.

                  IN WITNESS WHEREOF, I have hereunto signed my name.



Dated:________________________________   By:___________________________________
                                         Name:_________________________________
                                         Title:  [Assistant] Secretary

                                                                    EXHIBIT 5 to
                                                Servicer's Officer's Certificate



Name                   Title                    Signature
----                   -----                    ---------

                                                --------------------------------

                                                --------------------------------

                                                --------------------------------

                                                --------------------------------

                                                --------------------------------

                                                --------------------------------

                                    EXHIBIT E

                   FORM OF OPINION OF COUNSEL TO THE SERVICER

                                     (date)

Lehman Brothers Bank, FSB
745 Seventh Avenue
7th Floor
New York, New York 10019
Dear Sirs:

                  You have requested [our] [my] opinion, as [Assistant] General Counsel to Wells Fargo Home Mortgage, Inc. (the "Servicer"), with respect to certain matters in connection with the servicing by the Servicer of the Mortgage Loans pursuant to that certain Flow Subservicing Agreement, Group No. 2003-Subflow, by and between the Servicer and Lehman Brothers Bank, FSB (the "Owner"), dated as of October 1, 2003, (the "Servicing Agreement"). Capitalized terms not otherwise defined herein have the meanings set forth in the Servicing Agreement.

                  [We] [I] have examined the following documents:

                  1. the Servicing Agreement; and

                  2. such other documents, records and papers as [we] [I] have deemed necessary and relevant as a basis for this opinion.

                  To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of the Servicer contained in the Servicing Agreement. [We] [I] have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

                  Based upon the foregoing, it is [our] [my] opinion that:

                  1. The Servicer is a duly organized, validly existing corporation in good standing under the laws of the state of ______________ and is qualified to service and administer the Mortgage Loans in the states where the Mortgaged Properties are located.

                  2. The Servicer has the power to engage in the transactions contemplated by the Servicing Agreement and all requisite power, authority and legal right to execute and deliver the Servicing Agreement, and to perform and observe the terms and conditions of such instruments.

                  3. The Servicing Agreement has been duly authorized, executed and delivered by the Servicer and is a legal, valid and binding agreement enforceable in accordance with its respective terms against the Servicer, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder.

                  4. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with the Servicing Agreement, or the servicing of the Mortgage Loans or the consummation of the transactions contemplated by the Servicing Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Servicer.

                  5. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of, the Servicing Agreement conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default under, the charter or by-laws of the Servicer, the terms of any indenture or other agreement or instrument to which the Servicer is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Servicer is subject or by which it is bound.

                  6. There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against the Servicer which, in [our] [my] judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted or in any material liability on the part of the Servicer or which would draw into question the validity of the Servicing Agreement or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Servicer to perform under the terms of the Servicing Agreement.

                  This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date, provided that the Servicer remains the Servicer of the Mortgage Loans under the Servicing Agreement.


                                      Very truly yours,


                                      [Name]
                                      [Assistant] General Counsel

                                    EXHIBIT F

                              TRANSFER INSTRUCTIONS

GENERAL REQUIREMENTS

The Prior Servicer agrees to coordinate with the Servicer to effect an efficient and orderly Servicing Transfer. Within five (5) days after the Transfer Date for any Mortgage Loans, to the extent available on Prior Servicer's servicing system, Prior Servicer shall deliver to Servicer with respect to such Mortgage Loans all records, files and information required to complete the Servicing Transfer. The Prior Servicer agrees to provide the Servicer with samples of all data files and reports prior to the Transfer Date. Unless otherwise specified all reports will be in an electronic format acceptable to the Servicer.

Unless directed otherwise, herein, all documents, records, files, notices and other communications must be directed to:

         America's Servicing Company
         Attn: Lisa Luellen X2509-02B
         1 Home Campus
         Des Moines, IA 50328-0000

DATA TRANSFER AND REPORTING REQUIREMENTS

Master record data as of the Transfer Date.

The Prior Servicer agrees to provide master record data in a file formats compatible with the Servicer's servicing system in accordance with one of the Options described in Attachment (1). The Prior Servicer agrees to support the Servicer in data mapping and testing prior to the Transfer Date. The Prior Servicer agrees to provide hard copy master file record information for selected loans prior to and on the Transfer Date to facilitate a valid data transfer. The Servicer shall provide the selected loan listing to the Prior Servicer.

The Prior Servicer shall credit all accrued interest due on escrow to the individual accounts prior to the Transfer Date and provide confirmation of such to the Servicer.

Reports

   1.  A trial balance report as of the Transfer Date

   2. A data conversion balancing report including loan level detail as specified by the Servicer in Attachment (2)

   3.  All system code descriptions required to analyze and load the loan data

   4. A hard copy and electronic listing of all loans in Bankruptcy. This report should identify the chapter type

   5.  A report of all available transaction history

   6. A listing of loans, as of the Transfer Date, with an insurance expiration date within 30 days after the Transfer Date

   7. A report listing all loans with hazard insurance including payee, due date, payment term, payment amount, payment type (escrow vs non-escrow)

   8. A report showing the next tax due date, as of the Transfer Date, showing the next tax due date, economic loss date and unpaid tax and insurance items

   9. A report listing all loans with real estate taxes, including payee, due dates, payment term, payment amount, payment type (escrow vs non-escrow)

   10. A report of escrowed loans not analyzed

   11. A report of any loans with an escrow disbursement stop including an explanation for the stop and the stop expiration date

   12. A report listing all loans with private mortgage insurance including insurance company, certificate number, payment amount, payment term, due date, payment status (borrower paid vs lender paid)

   13. A report listing all loans with credit life insurance or other optional products, including insuring company, plan ID, certificate number, due date, loan due date, payment amount

   14. A report showing all loans with a Force Placed insurance policy in effect; such report shall indicate if a binder or policy is in effect

   15. A listing of any Mortgage Loans with damaged properties, including date of last property inspection, maintenance results, and BPO or appraisal results

   16. A copy of the escrow analysis history

   17. A report reflecting all Mortgage Loans for which relief has been requested under the Soldier's and Sailor's Civil Relief Act of 1940, as amended; including the Prior Servicer's loan number, mortgagor name, due date, unpaid principal balance, effective date of the subsidy, active duty start date and active duty termination date

   18. Collection activity as noted on the Prior Servicer's servicing system for the last twelve (12) months

   19. A status report of all Mortgage Loans in bankruptcy, including bankruptcy chapter, bankruptcy file date, bankruptcy case number, state and district where files, bankruptcy attorney or firm assigned, foreclosure attorney or firm assigned if different, identify any suspended foreclosure, identify any Chapter 7 loan that has been discharged

   20. For loans with active Chapter 13 bankruptcies provide a complete payment history for both pre- and post-petition payments, including the original confirmed claim amount and a breakdown of all amounts included in the claim

   21. A report of all ARM Mortgage Loans, including the Prior Servicer loan number, due date, current interest rate, current P&I, Unpaid Principal Balance and ARM plan identifier

   22. A report of all ARM Mortgage Loans with pending interest rate and or P&I change dates and any ARM Mortgage Loans with pending effective interest rate or payment changes dates equal to or within ninety (90) days of the Transfer date, including the Prior Servicer loan number, due date, current interest rate, current P&I, Unpaid Principal Balance, pending interest rate, pending P&I, pending effective date and ARM plan identifier

   23. A report of all Mortgage Loans with a buydown subsidy, including the Prior Servicer loan number, due date, total monthly payment, monthly buydown subsidy amount, remaining buydown balance, schedule of future monthly buydown payments and effective dates of buydown payment changes

   24. A report of all balloon payment loans including reset option indicator, current interest rate, due date, maturity date, unpaid principal balance

   25. A report of all balloon loans where a reset option is in process

Escrow Funds

Tax and Insurance (T&I) funds must be wire transferred to the Servicer within 5 business days of the Transfer Date. Wiring instructions are:
              Bank Name: _____________________________
              ABA# __To be provided prior to Transfer Date
              ACCT: _________________________________
              Acct: ___________________________________

INVESTOR REPORTING

The Prior Servicer agrees to schedule an investor cutoff (including all monetary activity) as of the Business Day immediately preceding the Transfer Date so that all standard transfer and remittance reports are produced. Prior Servicer is responsible for any required reporting and remitting, as is normally completed, on all collections prior to the Transfer Date.

If the current remittance method id other than actual/actual, the Prior Servicer will calculate and provide an electronic loan level Test of Expected P&I to the Servicer at least three (3) business days before funds settlement. Supporting electronic loan level documentation must accompany the Test calculation. The Servicer will review the calculation and upon agreement, notify the Prior Servicer of the account to wire P&I funds to. The funds should be wired no later than the 15th of each month.

Additional Cutoff and Remittance Reports. The Prior Servicer agrees to provide all cutoff and remittance reports in an electronic format acceptable to the Servicer within the timeframes specified, if requested by the Servicer. This includes, but is not limited to a trial balance, collection report, and reconciliation of P&I and T&I accounts.

Prior Servicer must provide a list of all outstanding T&I disbursement checks related to the loans transferred and will provide a summary of their standard timing to resolve stale checks, including procedures for how stale checks for this portfolio are to be handled. The Servicer will provide a contact who will assist with copies of cancelled checks.

ESCROW REQUIREMENTS

With respect to the Mortgage Loans the Prior Servicer shall pay all hazard and flood insurance premiums which become due prior to and within thirty (30) days following the Transfer Date, and all real estate taxes for which the economic loss date is prior to or within thirty (30) days following the Transfer Date, assuming the bills are available for payment, and shall indemnify the Servicer against any tax penalties incurred prior to the Transfer Date or uninsured losses due to the non-payment of premiums or policy cancellation.

The Participating Servicer shall cooperate with the Servicer to assign and or transfer real estate tax service contracts and flood insurance tracking contracts to the Servicer at the Servicer's direction.

The Prior Servicer shall mail short-year escrow analysis histories to all Mortgagors within sixty (60) days after the Transfer Date.

HAZARD INSURANCE

As of the Transfer Date the Prior Servicer shall cancel any Force Placed coverage in effect.

The Participating Servicer shall provide a properly documented file for each Mortgage Loan with an insurance loss draft, including the date, cause, and amount of the loss, amount of insurance proceeds received to date, conversations with or information received from contractors, correspondence to or from insurance companies and or Mortgagor, status of the repairs, inspection reports, a report of expected future proceeds, and a detailed listing of all funds received and disbursed.

With respect to the Mortgage Loans, the Prior Servicer shall transmit to the applicable insurance companies or agents, notification of the transfer of the servicing to the Servicer and instructions to deliver all notices and insurance statements, as the case may be, to the Servicer from and after the Transfer Date. Such notices shall specify the new mortgagee clause. The Prior Servicer shall provide the Servicer with copies of the all such notices or shall provide an Officer's Certification that such notices were produced and transmitted as specified herein.


The new mortgagee clause applicable to hazard, flood, and miscellaneous (i.e., earthquake, mine, etc.) will read as follows:


         America's Servicing Company
         Its successors and or assigns as their interest may appear
         P.O. Box 5106
         Springfield, OH 45501-5106



REAL ESTATE TAXES

The Prior Servicer shall provide to the Servicer all due and unpaid tax bills in their possession as of the Transfer Date and shall forward all stub bills in its possession.


If life-of-loan tax contracts exist on the Mortgage Loans the Prior Servicer shall aid the Servicer in the transfer of the life-of-loan tax contracts.

Notice to Taxing Authorities

In connection with the transfer of the servicing for any Mortgage Loans, Prior Servicer shall provide written notice to tax bill services or tax authorities (as applicable) of the assignment of the Mortgage Loans. Copies of all such notices shall be provided to Servicer with five (5) days of the Transfer Date.

America's Servicing Company
P.O. Box 981
Frederick, MD  21703

                           PRIVATE MORTGAGE INSURANCE

With respect to the Mortgage Loans, the Prior Servicer shall transmit to the applicable private mortgage insurance companies, notification of the transfer of the servicing to the Servicer and instructions to deliver all notices and insurance statements, as the case may be, to the Servicer from and after the Transfer Date.

         America's Servicing Company
         7495 New Horizon Way X3902-028
         Frederick, MD  21703

MORTGAGOR NOTIFICATION

The Prior Servicer shall provide the Servicer with a copy of the form of such notice for review prior to mailing. The notification to the Mortgagor must indicate that all future correspondence and payments must be sent to:

         Correspondence Address               Payment Address
         ----------------------               ---------------
         America's Servicing Company          America's Servicing Company
         Customer Service X3902-01H           P.O. Box 4392
         7495 New Horizon Way                 Woburn, MA  01888-4392
         Frederick, MD  21703

Customer Service Phone Number: (800) 662-5014
Customer Service Hours of Operation: Monday through Friday 9:00 a.m. to 6:00 p.m. EST

In the event a "goodbye" letter is sent to a Mortgagor and the servicing for the related Mortgage Loan is not transferred to the Servicer, then the Prior Servicer shall send (on behalf of itself and Servicer) a second letter to such Mortgagor advising such Mortgagor that the servicing transfer will not take place.

RECORDS AND FILES

As of the Transfer Date the Prior Servicer shall provide any Mortgagor financial information obtained within the 45 days prior to the transfer date.

The Prior Servicer shall provide copies of all written correspondence regarding delinquencies.

File Delivery

The Prior Servicer shall deliver the servicing files to the Servicer within three (3) days of the Transfer Date. Arrangements shall be made for an inside delivery of the servicing files. The Prior Servicer agrees to coordinate the file delivery with the Servicer. The Prior Servicer agrees to the best of its ability remove any files for loans that pay off prior to the Transfer Date.

Packaging Instructions for Files

The files shall be placed in a box in Prior Servicer's loan number order. Transmittals shall be attached to each box listing contents by loan number. Two master transmittals shall be forwarded with each shipment

         File Delivery Address:

         Business Archives
         Attn:  Debbie
         4451-L Georgia Pacific Blvd
         Frederick, MD  21704
         (301) 831-8276

CUSTOMER SERVICE

                Credit Life Insurance and Other Optional Products

The Prior Servicer shall cooperate with the direction of the Servicer as to the transfer of any credit life, accident or disability insurance or other such optional products. The Prior Servicer must determine if any optional products are transferable to the Servicer. If the products are not transferable the Prior Servicer must provide the appropriate written instructions to the Mortgagor related to the continuation of any optional products prior to the Transfer Date. The Prior Servicer will remove the premium amount(s) from the Mortgagor's total monthly payment and disburse any and all premiums to the product vendor or the Mortgagor prior to the Transfer Date.

IRS Reporting

Prior Servicer shall prepare, report to the Internal Revenue Service and provide to borrowers, all in accordance with applicable law, rules and regulations, any and all tax information required to be provided with respect to the Mortgage Loans for that portion of the calendar year prior to the Transfer Date.

The Prior Servicer shall provide to the Servicer confirmation that Social Security Number validation has been completed on the Mortgage Loans and, when and by whom.

Lien Release

Prior Servicer shall send for recordation all Mortgage Loan satisfactions for all Mortgage Loans that pay in full prior to the Transfer Date.

Litigation

In the event the Prior Servicer receives notification of Litigation being issued in conjunction with any Mortgage Loan the Prior Servicer will give written notification to the Servicer within five (5) business days. In the event time does not permit prior approval by the Servicer, Prior Servicer will retain counsel to represent the Servicer's interests and obtain said approval as soon thereafter as possible. The costs incurred in providing legal representation in conjunction with any such Mortgage Loan serviced hereunder will be borne by the Servicer.

On the Transfer Date the Prior Servicer shall provide the Servicer with a listing of any loans on which a partial release is pending, including an explanation for each case and all documentation received as of the Transfer Date.

Name Changes

The Prior Servicer shall provide a file for each pending legal name change along with the appropriate documentation (i.e., quit claims, death certificates, divorce decrees, etc.) to the Servicer at the time of the Servicing Transfer.

                            LOANS IN LOSS MITIGATION

For any Mortgage Loan in loss mitigation the Prior Servicer shall provide a status report in accordance with the Reports section above. Hard copy screen prints may be substituted for the electronic reports, bust must contain the required information. The Prior Servicer shall make available any written procedures for loss mitigation alternatives.

The Prior Servicer must provide all copies of financial information provided by the Mortgagor to make financial decisions on the loss mitigation alternatives. For Short Sales and Deed's in Lieu the Prior Servicer shall provide a copy of the appraisal and or title search performed for the property.

The Prior Servicer must provide any written agreements entered into with the Mortgagor including any modification documents, repayment plans, stipulated repayment plans, or any other document that constitutes approval of the loss mitigation workout or alternative. Information related to loss mitigation efforts must be sent to:

         America's Servicing Company
         7495 New Horizon Way X3902-02B
         Frederick, MD  21703

LOANS IN BANKRUPTCY

For any Mortgage Loan in bankruptcy the Prior Servicer shall provide a status report in accordance with the Reports section above. Hard copy screen prints may be substituted for the electronic reports, but must contain the required information. The Prior Servicer shall complete the Bankruptcy Worksheet, Attachment (3) for each loan in bankruptcy.

Notice to Bankruptcy Trustees

In connection with the transfer of the servicing for any Mortgage Loans, Prior Servicer shall provide written notice, in accordance with applicable court procedures, to bankruptcy trustees with respect to the assignment of any Bankruptcy Loans. Such notices shall be mailed to the bankruptcy trustees prior to the respective Transfer Date. Copies of all such notices shall be provided to Servicer within five (5) days of the Transfer Date.

         America's Servicing Company
         Attn: Bankruptcy Department
         3476 Stateview Boulevard
         Fort Mill, SC  29715


PROCEDURES AFTER TRANSFER

Payoff Funds Received After Transfer

The Prior Servicer shall wire transfer any payoff funds that are received by the Prior Servicer the same day of receipt. Payoff wiring instructions:

         Bank:   M&T Bank, Baltimore, MD
         RT#     052000113
         ACCT#   19119520

         For further credit to Customer's Loan Acct# ______________

The Prior Servicer shall reimburse the Servicer for additional per diem interest on any payoff check that is not received by the Servicer on the day of its receipt by the Prior Servicer. The Prior Servicer will forward the Servicer a check in the appropriate amount upon receipt of a properly documented request. Payoff mailing instructions:

         America's Servicing Company
         Cash Management Department
         7495 New Horizon Way X3902-01H
         Frederick, MD  21703

Mortgage Payments Received After Transfer

Any mortgage payments received by Prior Servicer after the Transfer Date must be forwarded to Servicer on a daily basis and be clearly identified with the Prior Servicer's loan number in upper right corner of check. All checks should be date-stamped and endorsed as follows:

Pay to the order of America's Servicing Company without recourse.

By
(Name of Signer) (Title of Signer) (Name of Company)

Prior Servicer agrees to forward all payments received after the Transfer Date via overnight delivery on a daily basis for a period of sixty (60) days.

Forwarded to Servicer's Cash Management Department via overnight delivery.

         America's Servicing Company
         Cash Management Department
         7495 New Horizon Way X3902-02C
         Frederick, MD  21703

NSF Checks After Transfer

All checks related to NSF's, NSF on draft accounts, stop payment, etc. which were not reversed by Prior Servicer prior to cut-off shall be handled as follows:

     1. Clearly identified COPY (front and back) of item(s) will be forwarded to Servicer.

     2. Upon receipt, Servicer will reverse funds from appropriate account(s).

     3. After reversal, Servicer will forward funds to Prior Servicer, within five business days from the date received from the Prior Servicer.

     4. Upon receipt of funds, Prior Servicer will forward the original item(s) to Servicer.

Other Checks Received After Transfer

The following procedures shall apply to checks (other than payments, NSF's or stop payments) received by the Prior Servicer after the Transfer Date:

     1. Checks shall be clearly identified with Prior Servicer's loan number in the upper right-hand corner.

     2. Checks that include funds for two or more accounts should be accompanied by a detailed listing providing Prior Servicer's loan number and amount due each account.

     3. Checks should be properly endorsed.

     4. The purpose of check shall be identified and grouped accordingly (i.e., tax refund, loss draft, payment of special insurance, principal payment, etc.)

     5. Checks shall be forwarded to Servicer Cash Management Department via overnight delivery at the above address.

Correspondence Received After Transfer

All correspondence, insurance renewals, cancellation notices, customer inquiries, etc., received by Prior Servicer after the Transfer Date shall be identified with the Prior Servicer's loan number and forwarded via overnight delivery on a daily basis to the Servicer:

         America's Servicing Company
         Customer Service Department
         7495 New Horizon Way X3902-01H
         Frederick, MD  21703

INVESTOR REPURCHASE REQUIREMENTS

Any Investor approved repurchase requests must be submitted to the Servicer within five days of receipt. The request should be forwarded to:

         America's Servicing Company
         Sales and Acquisitions MAC 2509-02B
         Attn:  Michael Miller
         1 Home Campus
         Des Moines, IA  50328-0001

The following information must accompany the request:

     1. Repurchaser's loan number, Servicer loan number, Mortgagor's name, and property address;

     2. Repurchaser's approval to repurchase the loan; and

     3. A contact person's name, telephone number, and address for further communication regarding the repurchase proceedings.

Upon receipt, the Servicer will generate a repurchase invoice and forward to the designated contact. This invoice will include remittance instructions.

The Servicer and the Repurchaser must coordinate the effective date of Transfer to ensure compliance with the Cranston-Gonzalez Act. The Servicer will notify the customer of the Transfer no later than 15 days prior to the first payment due date to the Repurchaser.

Upon receipt of the repurchase funds, the Servicer will forward all servicing documentation and legal documents pertaining to such loan.

                       ATTACHMENT (1) FILE SPECIFICATIONS

Option to be determined by the Servicer based upon expected loan volumes and system compatibility.

OPTION 1:
May be a Delimited or Fixed Text file, Spreadsheet file, DBF file or Database or SAV file. If auxiliary data files are provided, each file must contain the Loan Number as the key field.

Electronic Extract with file specifications in a flat file and produced on one of the following:
         3490 Tape Cartridge
         3480 Tape Cartridge
         3590 Tape Cartridge
         6250 Reel
         1600 Reel

Encrypted or password protected attachments to e-mail are acceptable if size permits. Maximum size is 5MB.

OPTION 2:
If a non-Fidelity client the following files on tape are required:

         Data layout on tape, diskette or via e-mail (copybook) Master loan file and associated trailer or auxiliary files ARM and drafting information (if applicable) Insurance and tax information

Acceptable tape formats:

         18 or 36 Track Cartridges
         1600 or 6250 BPI Reels
         3490 Compressed
         3480 or 3390 Cartridge Tapes

OPTION 3:
If the Prior Servicer is an Fidelity licensed client the following tapes are required:

         FM PCR Files      On-line Files             History Files
         ------------      -------------             -------------
         PCRSAVE           OLLW                      Current History File
         SUSPENSE          OLDE Tran File            History 01
         UTLUNL            Forefile                  History 02
         MASUNL            TMAN
         HISUNL            OLCS (Recorder)
         RAWSAVE           TAXdel

Prior Servicer shall complete an Fidelity AUTHORIZATION AND SELECTION CRITERIA REQUEST form.

OPTION 4:
If the Prior Servicer is an Fidelity remote client the Prior Servicer shall complete an Fidelity AUTHORIZATION AND SELECTION CRITERIA REQUEST form.



                  ATTACHMENT (2) DATA CONVERSION BALANCING FILE

         Required data: File to be provided in an electronic spreadsheet format

         FHA Case Number
         Prior Servicer loan number
         Mortgagor name
         Unpaid principal balance
         Escrow balance
         Escrow advance balance
         P&I payment
         Escrow payment
         A&H payment amount
         Credit life payment amount
         Total monthly payment
         Next due date
         Interest rate
         Interest on escrow accrual
         Recoverable corporate advance amount
         Unapplied/suspense funds balance
         Buydown subsidy balance (replacement reserve)
         Pending escrow payment
         Pending escrow payment effective date

                     ATTACHMENT (3) BANKRUPTCY STATUS REPORT

                                         PRIOR SERVICER'S ATTORNEY:

Date Bankruptcy Filed:_________________  Name:__________________________________

Chapter:_______________________________  Address:_______________________________

Case Number:___________________________    _____________________________________

Post-Petition Due Date:________________  Phone Number:__________________________

                                         MORTGAGOR'S ATTORNEY:
Contractual Due Date
at Time of Filing:_____________________  Name:__________________________________

Date File Referred to Attorney:________  Address:_______________________________

Bankruptcy State/District: ____________         Phone Number:___________________

                                         PRIOR SERVICER'S ATTORNEY:

Date Bankruptcy Filed:_________________  Name:__________________________________

Chapter:_______________________________  Address:_______________________________

Case Number:___________________________    _____________________________________

Post-Petition Due Date:________________  Phone Number:__________________________

                                         MORTGAGOR'S ATTORNEY:
Contractual Due Date
at Time of Filing:_____________________  Name:__________________________________

Date File Referred to Attorney:________  Address:_______________________________

Bankruptcy State/District: ____________         Phone Number:___________________
   __________________________________________________________________________
   __________________________________________________________________________
   __________________________________________________________________________
   __________________________________________________________________________

NOTE: PLEASE ATTACH MORTGAGE, NOTE, AND TITLE POLICY (ORIGINAL OR COPIES) TO THE BACK OF THIS PAGE

     *   PLEASE ATTACH A BREAKDOWN OF TRUSTEE MONEY RECEIVED.
     ** PLEASE ATTACH A BREAKDOWN OF ALL PAYMENTS RECEIVED FROM THE DEBTOR AND WHICH POST-PETITION PAYMENT THE MONEY WAS APPLIED TO.

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